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                                                                   EXHIBIT 10.9

                                    SUBLEASE

         This Sublease is made and entered into as of the ____ day of October, 1996, by and between GIS Information Systems, Inc., an Illinois corporation, referred to herein as the "Sublessor", and SPR Chicago, Inc., an Illinois corporation, referred to herein as the "Sublessee".

                              W I T N E S S E T H:

         WHEREAS, Sublessor, as "Tenant", and LaSalle National Bank, not personally but as Trustee under Trust Agreement number 107194, as "Landlord", have heretofore entered into a certain Lease, dated June 10, 1987, as amended by a certain Lease Amendment Agreement, dated as of August 1, 1990, between Sublessor and The Aetna Casualty and Surety Company (Collectively, the "Master Lease"), a copy of which Master Lease is attached hereto as Exhibit "A", pursuant to which, among other things, Sublessor leased certain premises (the "Master Leased Premises") on the first and second floors of the building commonly known as 815 Commerce Drive, Oak Brook, Illinois (the "Building"), and more fully described in the Master Lease; and

         WHEREAS, the Landlord's interest in the Master Lease is now owned by Plum Tree National, Ltd. (The "Master Landlord"); and

         WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, a part of the Master Leased Premises (referred to herein as the "Subleased Premises"), consisting of the areas described in numbered paragraph 2 below;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

         1. DEFINED TERMS. Terms used in this Sublease as defined terms and not otherwise defined herein, shall have the same meanings as in the Master Lease.

         2.      SUBLEASED PREMISES.

                 (a) The Subleased Premises shall consist initially of the area located on the first floor of the Building and designated "Space A" on the drawing attached to this Sublease as Exhibit B, which Sublessor and Sublessee agree, for all purposes of this Sublease, contains 4,000 square feet.
Sublessor shall deliver to Sublessee, and Sublessee shall accept from Sublessor, possession of Space A on the later to occur of October 14, 1996 or the day on which Sublessor receives the Master Landlord's written consent to this Sublease (the "Commencement Date"). When the Commencement Date is ascertainable, Sublessor and Sublessee shall enter into a side-letter agreement confirming the actual date of the Commencement Date.

                 (b) Effective as of a date specified by at least 10 days prior written notice from Sublessor to Sublessee, which date shall not be earlier than April 1, 1997 or later than July 1, 1997 (the "Space B Commencement Date"), Sublessor shall deliver to Sublessee, and Sublessee shall accept from Sublessor, possession of the area designated as "Space B" on Exhibit B hereto,

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consisting of the remainder of the space on the first floor of the Building leased by Sublessor, and, thereafter, the Subleased Premises shall consist of Space A and Space B. Sublessor and Sublessee agree that, for all purposes of this Sublease, the Subleased Premises, from and after the Space B Commencement date, shall contain 9,107 square feet. When the Space B Commencement Date is ascertainable, Sublessor and Sublessee shall enter into a side letter agreement confirming the actual date of the Space B Commencement Date. Sublessor agrees to abate Base Rent (defined herein) at a rate of two times the per diem rate for Base Rent for that portion of the Subleased Premises to be delivered on the Space B Commencement Date for each day following July 1, 1997, until delivery of possession of such space (such abatement being hereinafter referred to as the "Space B Delivery Abatement"). The Space B Delivery Abatement shall be applied immediately following the Space B Commencement Date.

                 (c) During the period beginning on the Commencement Date and ending on the Space B Commencement Date (at which time the Subleased Premises will consist of the entire first floor area leased by Sublessor), Sublessee and Sublessee's employees and invitees shall have the right to use, in common with Sublessor and Sublessor's employees and invitees and subject to such reasonable rules and regulations governing the use thereof as Sublessor may from time to time establish, which rules and regulations shall not unreasonably interfere with Sublessee's use and enjoyment of the Subleased Premises, Sublessor's first floor entrance and reception area and the kitchen and conference room presently located within Space B. Sublessor and Sublessee shall each indemnify and hold harmless the other against any loss, claim, liability, cost or expense, including reasonable attorneys' fees and expenses, arising out of the use or possession of the areas in Space B used in common by Sublessor and Sublessee prior to the Space B Commencement Date.

         3. DEMISE OF SUBLEASED PREMISES. Sublessor hereby subleases and demises to Sublessee, and Sublessee hereby accepts from Sublessor, on the terms and conditions set forth above and hereinafter, the Subleased Premises.

         4.      RENT.

                 (a) For each Lease Year (defined below) during the Term of this Sublease, Sublessee shall pay to Sublessor, as rent for the Subleased Premises an annual sum, determined as follows (the "Base Rent"):

                          During the first Lease Year:   $11.00 multiplied by
                                                         the number of square
                                                         feet contained in the
                                                         Subleased Premises;

                          During the second Lease Year:  $11.50 multiplied
                                                         by the number of
                                                         square feet contained
                                                         in the Subleased
                                                         Premises;





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                          During the third Lease Year:  $12.00 multiplied by
                                                        the number of square
                                                        feet contained in the
                                                        Sublease Premises;

                          During the fourth Lease Year: $12.50 multiplied by
                                                        the nuber of square feet
                                                        contained in the
                                                        Subleased Premises;

                          During the fifth Lease Year:  $13.00 multiplied by
                                                        the number of square
                                                        feet contained in the
                                                        Sublease Premises;



                 As used herein, the term "Lease Year" shall mean the period of 365 consecutive days beginning on the Commencement Date and ending on the day before the first anniversary thereof, and each subsequent period of 365 consecutive days, except that the last Lease Year shall end on the last day of the Term. Subject to the provisions of subparagraph 4(c) hereof, the Base Rent shall be paid in equal monthly installments, in advance, beginning on the Commencement Date and continuing on the first day of each calendar month during the Term thereafter.

                 (b) The Base Rent and all other sums payable hereunder (such other sums being referred to herein as "Additional Rent") shall be paid to Sublessor without deduction, set off, prior notice or demand, except as provided in paragraph 13(c) hereof, in lawful money of the United States of America, at Sublessor's office at 815 Commerce Drive, Oak Brook, Illinois 60521, or at such other place as Sublessor may specify from time to time by written notice to Sublessee.

                 (c) Sublessee shall pay the monthly installment of Base Rent due for the first full calendar month of the Term to Sublessor concurrently with execution and delivery of this Sublease. If the Commencement Date should occur on a day other than the first day of a calendar month, or if the last day of the Term should occur on a day other than the last day of a calendar month, then, the Base Rent and Additional Rent payable for such fractional month shall be prorated on a daily basis.

         5.      OPERATING COSTS.

                 (a) In addition to the Base Rent provided for in paragraph 4 above, and in addition to any other Additional Rent payable by Sublessee hereunder, Sublessee shall reimburse Sublessor for Sublessee's Proportionate Share (as hereinafter defined) of the costs incurred by Sublessor for Taxes and Operating Expenses payable to the Master Landlord, as provided in the Master Lease (collectively "Base Expenses"), to the extent that such Base Expenses exceed those payable by Sublessor in respect of the calendar year 1996 ("Excess Expenses").





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                 (b)      Sublessee's Proportionate Share shall equal the ratio
of the number of square feet contained within the Subleased Premises from time to time to the number of square feet contained within the entire Master Leased Premises, expressed as a percentage.

                 (c) Sublessee shall pay Sublessee's Proportionate Share of Excess Expenses for each calendar year, or part thereof during the Term, less the amount of any monthly estimated payments thereof made by Sublessee pursuant to the requirements of subparagraph 5(d) below, to Sublessor within 30 days after receipt of Sublessor's statement thereof, which statement shall include Sublessor's calculation of Sublessee's Proportionate Share of such Excess Expenses, set forth in reasonable detail, a copy of the annual statement of Taxes and Operating Expenses for such calendar year, as furnished to Sublessor by the Master Landlord, and an accounting by Sublessor of the monthly estimated payments of Excess Expenses for such calendar year received by Sublessor.

                 (d) Sublessor shall have the right from time to time, but not more frequently than once in any calendar year, to prepare reasonable estimates of the Excess Expenses payable by Sublessee hereunder and to require, by written notice to Sublessee, that Sublessee pay such estimated amounts to Sublessor, in monthly installments, in advance, together with Sublessee's payments of Base Rent. All such monthly estimated payments shall be credited against the Excess Expenses payable by Sublessee for the calendar year to which such monthly estimated payments pertain. In the event Sublessee's monthly estimated payments of Excess Expenses for any calendar year are greater than the Excess Expenses payable by Sublessee for such calendar year, Sublessee shall be entitled to credit the overpayment against the monthly estimated payments of Excess Expenses next coming due hereunder, or, if such overpayment is of Excess Expenses for the calendar year in which the Term ends and no further sums are due from Sublessee to Sublessor under this Sublease, Sublessor shall refund such overpayment to Sublessee within 30 days after the time at which the amount of the Excess Expenses payable by Sublessee for such final calendar year has been determined.

         6.      ELECTRICITY.     Sublessor has advised Sublessee that
Sublessor's first floor space is separately metered for electricity. Sublessee shall be responsible for and shall pay to Sublessor from time to time within 10 days after receipt of Sublessor's statement thereof, Sublessee's Share (as defined below) of the cost of electricity consumed within such first floor space ("Electricity Expense"), as determined by the statements to Sublessor from the public utility providing such electricity. During the period beginning of the Commencement Date and ending on the Space B Commencement date, Sublessee's Share of the Electricity Expense shall be forty-three and nine tenths percent (43.9%), which, Sublessor, represents is the ratio of the number of square feet within the Subleased Premises to the number of square feet contained within the Sublessor's first floor space. In the event either Sublessor or Sublessee shall use electricity in extraordinary amounts, the parties shall make an equitable allocation based on such use. If no such allocation can be agreed upon, then a final determination shall be made by a representative of the public utility for electric service. From and after the Space B Commencement Date, Sublessee shall be responsible for the entire Electricity Expense and shall contract directly with the public utility for electric service to the Subleased Premises.





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         7.      TERM.  The term of this Sublease ("Term") shall begin on the
Commencement Date and shall end on September 30, 2002, unless sooner terminated by reason of Sublessee's default or by reason of the exercise by Sublessor or Sublessee of a termination option, as provided in paragraph 11 hereof.

         8. CONDITION OF SUBLEASED PREMISES. Sublessee agrees to accept the Subleased Premises in their "as is" condition, and Sublessee acknowledges that Sublessor has not agreed and is under no obligation to make any repairs, replacements or improvements to the Subleased Premises and that Sublessor has made no representation or warranty concerning the condition of the subleased premises or their suitability for Sublessee's proposed use.

         9. USE. Sublessee shall use the Subleased Premises for the uses permitted under the Master Lease (excluding the use referred to in the insert on page 4-a of the Master Lease) and for no other purpose.

         10. ALTERATIONS AND IMPROVEMENTS. Sublessee shall not make any alterations or improvements to the Subleased Premises without the prior written consent of Sublessor. Sublessor agrees that Sublessor will not withhold or delay its consent to a proposed alteration or improvement unreasonably, but (i) Sublessor may withhold Sublessor's consent to a particular alteration or improvement notwithstanding that the Master Landlord has consented thereto, and
(ii) Sublessor may condition its consent to a particular alteration or improvement upon (A) Master Landlord's consent thereto, as provided in the Master Lease, and (B) Sublessee's agreement to remove such alteration or improvement at the end of the Term and restore the Subleased Premises to their condition prior to the construction of such alteration or improvement, all at Sublessee's sole expense. Further, Sublessor may require that Sublessee deliver to Sublessor a cash deposit or other security acceptable to Sublessor, in an amount equal to the cost of any such removal and restoration, as reasonably determined by Sublessor, estimated to exceed $5,000.00.

         11.     TERMINATION OPTIONS.

                 (a) Sublessee shall have a one time right (the "First Termination Option") to terminate this Sublease, effective as of January 1, 2001, by delivering a written notice of such termination to Sublessor (the "First Termination Notice") on or prior to July 1, 2000, accompanied by Sublessee's payment to Sublessor in an amount equal to fifty percent (50%) of the Base Rent payable for the period from January 1, 2001 through the end of the Term (the "First Termination Fee"). In the event Sublessee serves the First Termination Notice, as provided above, and delivers to Sublessor the First Termination Fee, this Sublease shall terminate on December 31, 2000, and Sublessee shall, on or before such date, vacate the Subleased Premises and surrender possession thereof to Sublessor, in the manner and condition provided in the Master Lease.

                 (b) In addition to the First Termination Option, Sublessee shall have a one time right (the "Second Termination Option") to terminate this Sublease, effective as of January 1, 2002, by delivering a written notice of such termination to Sublessor (the "Second Termination Notice")





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on or prior to July 1, 2001, accompanied by Sublessee's payment to Sublessor in an amount equal to seventy-five percent (75%) of the Base Rent payable for the period from January 1, 2002 through the end of the Term (the "Second
Termination Fee").  In the event Sublessee serves the Second Termination
Notice, as provided above, and delivers to Sublessor the Second Termination
Fee, this Sublease shall terminate on December 31, 2001, and Sublessee shall, on or before such date, vacate the Subleased Premises and surrender possession thereof to Sublessor, in the manner and condition provided in the Master Lease.

         12. BROKERAGE FEES. Sublessee shall pay all brokerage fees payable by reason of this Sublease to Strobeck Real Estate, which is Sublessee's broker. Sublessor represents to Sublessee that Sublessor has dealt with no broker or finder in connection with this Sublease, and Sublessee represents to Sublessor that Sublessee has dealt with no broker or finder in connection with this Sublease other than Strobeck Real Estate.

         13.     MASTER LEASE.

                 (a) This Sublease is subject to, and Sublessee accepts subject to, all the terms, covenants, provisions, conditions and agreements contained in the Master Lease and the matters, if any to which the Master Lease is subject and subordinate. This Sublease shall also be subject to, and Sublessee accepts subject to, any amendments and supplements to the Master Lease made subsequent to this Sublease so long as any such amendments and supplements shall not adversely affect Sublessee's quiet enjoyment of Subleased Premises. Notwithstanding the preceding sentence to the contrary, no consent, waiver, amendment, or other change by Master Landlord of Sublessor's obligations and liabilities as tenant under the Master Lease shall reduce, limit or expand Sublessee's obligations and liabilities to Sublessor hereunder or diminish Sublessee's rights hereunder unless Sublessee, Sublessor and Master Landlord shall have agreed in writing that such consent, waiver, amendment or change shall be effective hereunder. Except as set forth in subparagraph (b) below, the terms and conditions of the Master Lease are incorporated in this Sublease as though fully set forth herein, and, except as set forth below, Sublessee shall perform, observe and be bound by all of the terms and conditions of the Master Lease to be performed and observed by the Tenant thereunder, insofar as the same are applicable to the Subleased Premises; Sublessor shall perform, observe and be bound by, or take commercially reasonable measures to cause the Master Landlord to perform and observe, all of the terms and conditions of the Master Lease to be performed or observed by the Landlord thereunder, insofar as the same are applicable to the Subleased Premises; Sublessee shall have, as to Sublessor, all of the rights and benefits arising and accruing to the Tenant under the Master Lease; and Sublessor shall have, as to Sublessee, all of the rights and benefits arising or accruing to the Landlord under the Master Lease. Notwithstanding the foregoing, Sublessor shall not be liable to Sublessee for performance or non-performance of the obligations of Master Landlord under the Master Lease, and Sublessee shall look solely to and hold solely responsible the Master Landlord for the performance of such obligations. If Master Landlord shall default in the performance of any of its obligations under the Master Lease with respect to the Subleased Premises, Sublessee shall have the right to take such action in its own name and, for that purpose and only to such extent, all of the rights of Sublessor under the Master Lease hereby are conferred upon and assigned to Sublessee, and Sublessee hereby is subrogated to such





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

rights to the extent that the same shall apply to the Subleased Premises. If and to the extent that any of Master Landlord's obligations under the Master Lease are required to be performed only when or to the extent requested by Sublessor (and are not otherwise covered by an agreement among Master Landlord, Sublessor and Sublessee), Sublessor shall endorse and forward Sublessee's requests therefor to Master Landlord or, upon Sublessee's written request in each case, Sublessor shall permit Sublessee to submit such requests to Master Landlord in Sublessor's name and Sublessor shall deliver to Sublessee such documentation, including without limitation an irrevocable power-of-attorney coupled with an interest, for such limited purpose, as shall be reasonably necessary to effectuate such requests. In the event of conflict between any provision of this Sublease and a provision of the Master Lease, this Sublease shall, as between Sublessor and Sublessee, control.

                 (b) The following provisions of the Master Lease are not incorporated herein and shall not apply to this Sublease:

                          (i) The description of the Premises, together with references to components of the Master Lease Premises including, without limitation, the Initial Office Space and the Computer Space;

                          (ii)    The Term;

                          (iii) Sections 3 and 4, pertaining to Base Rent and Additional Rent , but not pertaining to the definitions of Taxes and Operating Expenses (including the exclusions thereto) or added provisions granting tenant certain rights relating to the auditing of books;

                          (iv) All provisions pertaining to construction of improvements by the Landlord, including, without limitation, Exhibit B and the attachment thereto;

                          (v)     Section 7B, pertaining to billing for
         electricity;

                          (vi)    The second grammatical paragraph of page 9a;

                          (vii)   Sections 11A and 11B, pertaining to
         insurance;

                          (viii) Sections 26 and 27, pertaining to security deposit and real estate brokers;

                          (ix)    Page 11a;

                          (x)     Addendum to Lease;

                          (xi)    Lease Amendment Agreement;





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                          (xii)   All exhibits and attachments related to any
          of the foregoing inapplicable provisions.

                 (c) Sublessor and Sublessee agree, each with the other, that neither will take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and each shall indemnify the other and hold the other harmless from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising by reason of any act or omission on the part of the indemnifying party which causes the Master Lease to be terminated or forfeited. Sublessor shall, promptly upon receipt, deliver to Sublessee copies of all notices of default under the Master Lease which have been delivered to Sublessor. In the event that Sublessor defaults in any payment or performance obligation contained in the Master Lease, Sublessee may, in addition to any other remedies which Sublessee may have by reason of such default, but shall not be obligated to, cure such default under the terms of the Master Lease, if permitted so to cure by Master Landlord, and the amount of any payment made or cost or expense to cure such default shall be treated as a sum of money advanced by Sublessee to Sublessor and shall be repayable by Sublessor to Sublessee within 30 days of demand. If said sum so advanced is not so paid within said 30 day period, Sublessee shall have the right to deduct such amount from any installment of Base Rent or other amounts next becoming due and payable under this Sublease.

         14.     EVENTS OF DEFAULT.

                 (a) Each of the following shall constitute an event of default by Sublessee under this Sublease and shall entitle Sublessor to exercise any and all remedies available to the Master Landlord under the Master Lease and/or available to Sublessor by operation of law:

                          (i) Sublessee shall fail to pay when due any monthly installment of Base Rent or Excess Expenses, or shall fail to pay when due any other sum payable hereunder, and such failure shall continue for five days after delivery to Sublessee of Sublessor's written notice thereof;

                          (ii) Sublessee shall fail to observe or perform any other term or condition to be observed or performed by Sublessee hereunder or under the Master Lease, and such failure shall continue for 30 days after delivery to Sublessee of Sublessor's written notice thereof, unless such failure of performance, by its nature, cannot be cured within 30 days, in which event, such failure of performance shall be deemed cured if Sublessee commences to cure the same within such 30 day period and completes such cure as soon as reasonably practicable; and

                          (iii) Sublessee shall file a petition in bankruptcy or avail itself of any other state or federal law providing for the relief of debtors.





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                 (b)      In the event of a breach by Sublessor of any of the
covenants, agreements, terms or conditions which are contained herein, Sublessee may exercise any remedies available to Sublessee herein, or any other legal remedies available to Sublessee with respect to a default this Sublease or any act, omission, negligence or willful misconduct of Sublessor or its agents, servants, employees, officers, contractors and invitees, whether at law or in equity, all such rights and remedies being cumulative and the exercise of any one of which shall not exclude any other. Sublessee shall use reasonable efforts to mitigate any damages it may suffer by reason of a default by Sublessor hereunder.

         15. CONSENT OF MASTER LANDLORD. Sublessee acknowledges that, under the terms of the Master Lease, this Sublease requires the prior written consent of the Master Landlord (the "Master Landlord's Consent"). Sublessor agrees to use reasonable diligence to obtain Master Landlord's Consent, promptly upon delivery to Sublessor of at least three counterparts of this Sublease, duly executed by Sublessee. If Sublessor has not received Master Landlord's Consent within 30 days after receipt of such executed counterparts of this Sublease from Sublessee, either Sublessor or Sublessee shall have the right, by written notice to the other party, to elect to terminate this Sublease.

         16.     ASSIGNMENT AND SUBLETTING.

                 (a) Sublessee shall not mortgage, pledge, hypothecate or otherwise encumber all or any part of its interest under this Sublease. In addition, Sublessee shall not assign this Sublease or any of its rights hereunder, or sublet all or any part of the Subleased Premises, or suffer or permit the use or occupancy of all or any part of the Subleased Premises by any party other than Sublessee, without in each instance requesting and obtaining the prior written consent of Sublessor and Master Landlord.. Any request for Sublessor's consent to any proposed assignment, subletting or use of the Subleased Premises by a party other than Sublessee (each, a "Transfer") shall be in writing, setting forth in reasonable detail the terms of the proposed Transfer and including copies of the proposed assignment or sublease relating thereto, as well as reasonable information concerning the identity, financial strength and business of the proposed Assignee, Sublessee or other occupant of the Subleased Premises. In addition, Sublessee shall furnish promptly any further information concerning the proposed Transfer which Sublessor may reasonably request.

                 (b) Sublessor agrees that it will not withhold or delay unreasonably its consent to a proposed Transfer; provided, however, that Sublessor may withhold its consent to any Transfer which (i) is not consented to by the Master Landlord, if such Transfer, under the terms of the Master Lease, requires the consent of the Master Landlord thereto, or which (ii) in the reasonable judgment of Sublessor would cause Sublessor to be in breach of the Master Lease. If Sublessor consents to any Transfer, Sublessee shall enter into and effect such Transfer only upon terms and conditions consistent with Sublessee's request for Sublessor's consent, the information furnished in connection with such request and any conditions to Sublessor's consent imposed by Sublessor, and Sublessee shall further enter





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

into and cause the transferee to enter into any and all agreements prepared by Sublessor or its attorneys, as may be appropriate to implement any amendment to this Sublease required by such Transfer and/or to satisfy any of the conditions to Sublessor's consent. No consent of Sublessor to any Transfer shall release or be construed as releasing any obligation of Sublessee under this Sublease, except if and to the extent such consent by Sublessor shall expressly release or modify any such obligation. Sublessee shall pay to Sublessor on demand, Sublessor's reasonable costs incurred in connection with each request by Sublessee for consent to a Transfer, including the reasonable fees and expenses of Sublessor's attorneys.

                 (c) Notwithstanding the foregoing to the contrary, Sublessee may, without Sublessor's consent, assign, transfer or sublet its entire interest in this Sublease, the leasehold estate created hereby and the Subleased Premises to any of the following (each a "Permitted Transferee"), (i) any successor to Sublessee resulting from a merger or consolidation with, of or into Sublessee, (ii) any entity (including any parent) that controls Sublessee or any entity (including any affiliate) that is under the common control of or with Sublessee or is acquired by Sublessee, its parent or affiliate, or (iii) any entity that acquires all or substantially all of the assets of Sublessee, or that acquired a material portion of Sublessee's business; and provided, further, the sale, transfer or exchange of Sublessee's stock or the stock of any entity described in (i), (ii) or (iii), on a nationally recognized exchange shall not be or be deemed to be an assignment or transfer or a subletting of the sublessee's interest in this Sublease, the leasehold estate hereby created or of the Subleased Premises.

         17.     EXPANSION OPTION.

                 (a) In the event Sublessor elects to offer for sublease Sublessor's space located on the second floor of the Building, which, for all purposes of this Sublease, Sublessor and Sublessee agree contains 15,954 square feet (the "Second Floor Space"), Sublessee shall have an option, on the terms and conditions set forth in this paragraph, to add the Second Floor Space to the Subleased Premises, for a term coterminous with the Term of this Sublease. Sublessor shall, prior to offering the Second Floor Space to others, notify Sublessee of the availability of the Second Floor Space by a written notice (the "Offer Notice"), delivered to Sublessee at least 120 days prior to the date on which the Second Floor Space will be available for occupancy (the "Second Floor Delivery Date"). Sublessor's Offer Notice shall set forth Sublessor's reasonable, good faith estimate of the base rent and other economic terms on which Sublessor could sublease the Second Floor Space to an unrelated third party for a term equal to the then unexpired portion of the Term of this Sublease and in the condition in which Sublessor is offering the Second Floor Space (which the parties contemplate will be "as-is") (collectively, the "Second Floor Terms").

                 (b) Provided that no event of default on the part of Sublessee is then existing, and provided that no such event of default occurs prior to the Second Floor Delivery Date, Sublessee shall have the right exercisable by written notice ("Acceptance Notice") to Sublessor within five business days after delivery of the Offer Notice, to elect to add the Second Floor Space to the Subleased Premises for a Term commencing on the Second Floor Delivery Date and ending on the last day of the Term of this Sublease. In the event Sublessee serves an Acceptance Notice, Sublessee shall state therein whether or not Sublessee accepts the Second Floor Terms set forth in Sublessor's Offer Notice and, if Sublessee does not accept such terms, which of such Second

Floor Terms Sublessee does not accept and, as to each of such unacceptable terms, an alternative, determined reasonably and in good faith, which would be acceptable to Sublessee. In the event Sublessee accepts all of the Second Floor Terms set forth in Sublessor's Offer Notice, the Second Floor Space shall as of the Second Floor Delivery Date, become part of the Subleased Premises and shall be subject to all the terms and conditions of this Sublease, except as otherwise provided in the Second Floor Terms.

                 (c) In the event Sublessee does not accept the Second Floor Terms, then Sublessor and Sublessee shall, for a period of five business days after delivery to Sublessor of Sublessee's Acceptance Notice (the "Negotiation Period"), negotiate with each other in good faith concerning the Second Floor Terms which were not accepted by Sublessee. In the event that, at the end of the Negotiation Period, Sublessor and Sublessee are unable to reach agreement concerning the Second Floor Terms, Sublessee shall have the right, by written notice to Sublessor within three business days after the end of the Negotiation Period (the "Election Notice"), the elect either (i) to withdraw Sublessee's Acceptance Notice or (ii) to have the Second Floor Terms determined by binding arbitration, as provided herein. Failure of Sublessee to deliver the Election Notice within such three business day period shall be deemed an election by Sublessee to withdraw Sublessee's Acceptance Notice. In the event Sublessee elects, as provided above, to have the Second Floor Terms determined by binding arbitration, Sublessee's Acceptance Notice shall thereafter be irrevocable, and the matters upon which Sublessor and Sublessee are unable to agree shall be referred to an arbitrator selected by Sublessor and Sublessee, or if Sublessor and Sublessee are unable to agree upon an arbitrator, an arbitrator appointed by the Chicago, Illinois office of the American Arbitration Association, whose decision as to such matters shall be final and
binding upon Sublessor and Sublessee.    The arbitrator shall be a person with
at least 10 years' experience in commercial leasing in the Chicago, Illinois western suburbs. The fees and expenses of the arbitrator shall be paid by Sublessor and Sublessee in equal shares. Upon request by Sublessor, Sublessee shall execute and deliver to Sublessor an appropriate amendment to this Sublease, reflecting the addition of the Second Floor Space to the Subleased Premises on terms established as set forth above in this paragraph.

                 (d) In the event Sublessee does not deliver an Acceptance Notice with in the 120 day period provided in subparagraph (a) above, or in the event Sublessee's Acceptance Notice is withdrawn or deemed withdrawn, Sublessee shall have no further rights under this paragraph or with respect to the Second Floor Space, and, thereafter, Sublessor shall be free to sublease the same to any party upon such terms as Sublessor, in its sole discretion, may accept.

         18.     BUILT-IN OFFICE FURNITURE.        Sublessor agrees to leave in
the Subleased Premises Sublessor's existing built-in cubicle furnishings, consisting generally of work surface, overhead storage and pedestal drawer/files. Sublessee shall have the right, at no cost to Sublessee to use such furniture during the Term of this Sublease and any extension thereof to which Sublessor and Sublessee may agree; however, such furniture shall remain the property of Sublessor. Sublessee agrees that such furniture may remain within the Subleased Premises at the time possession of the Subleased Premises is delivered to Sublessee.

         19.     INSURANCE.

                 (a) Sublessee shall maintain at its sole expense throughout the Term the following types of insurance:

                          (i) comprehensive general public liability insurance for bodily injury, death and damage to property of others, including tenant's legal liability for damage to the Subleased Premises and blanket contractual liability, with respect to all business conducted in, at, upon or from the Subleased Premises and the use and occupancy thereof including the activities, operations and work conducted or performed by Sublessee, by any other person on behalf of the Sublessee, by those for whom Sublessee is in law responsible and by any other person on the Subleased Premises. The aforesaid policy or policies shall be written with inclusive limits of not less than $3,000,000 for any one accident or occurrence or such higher limits as the Sublessor shall reasonably require from time to time;

                          (ii) all risk insurance including extended coverage endorsement for the risks of water escape and leakage from fire protective devices and such additional perils as the Sublessor shall reasonably require from time to time in respect of Sublessee's fixtures, Sublessee's furnishings, the Sublessee's equipment, and the Subleased Premises. The aforesaid policy or policies shall be written with insurance limits of not less than the full replacement cost thereof, on a stated amount basis, subject only to such deductibles and exclusions as Sublessor may approve; and

                          (iii) such other insurance as Sublessor may reasonably require having regard to the risks which are customarily insured against by prudent tenants of similar leased premises.

                 (b) All policies of physical damage insurance required to be maintained by Sublessee on property covered under this Paragraph shall be taken out with insurers reasonably acceptable to the Sublessor, shall be in form and on terms and conditions satisfactory from time to time to the Sublessor, shall name as additional insured (i) Sublessor, (ii) the Master Landlord, and (iii) such other persons as Sublessor may from time to time designate, and shall be non-contributing with, and shall apply only as primary and not as excess to, any other insurance available to the Sublessor.

                 (c) All policies of liability insurance required to be maintained by Sublessee shall be taken out with insurers reasonably acceptable to Sublessor and shall be in a form and on terms and conditions reasonably acceptable to Sublessor and shall include Sublessor as additional insured and in addition shall contain cross-liability and severability clauses in respect of claims by Sublessee or other persons or both as if Sublessor was separately insured. If both Sublessor and Sublessee have claims to be indemnified under any such liability insurance, the indemnity shall be first applied to the settlement of the claim of Sublessor and the balance to the settlement of the claim of Sublessee.

                 (d) All policies of insurance required to be maintained by Sublessee shall contain provisions prohibiting the insurer from materially altering to the detriment of Sublessor or canceling the coverage or allowing it to lapse without first giving Sublessor at least 30 days' prior notice thereof.

                 (e) Sublessee shall deliver to Sublessor from time to time copies of current policies or certificates or other proof as may be required by Sublessor to establish Sublessee's insurance coverage in effect from time to time and the payment of premiums thereon. If Sublessee fails to insure or pay premiums or to deliver satisfactory proof thereof as so required, Sublessor may but shall not be obliged to obtain such insurance on behalf of Sublessee and Sublessee shall pay to Sublessor forthwith on demand Sublessor's cost of obtaining such insurance.

                 (f) Each of Sublessor and Sublessee hereby waives any and every claim for recovery from the other for any and all loss or damage to the Building or Subleased Premises or to the contents thereof, whether such loss or damage is due to the negligence of Sublessor or Sublessee or its respective agents or employees, to the extent that the amount of such loss or damage is recovered under its policies of insurance; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiver party or increase the cost of such insurance coverage; provided further, however, that Sublessor and Sublessee each agree to give notice of the terms of this mutual waiver to each insurance company which has issued, or in the future may issue, policies of physical damage to it, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

         20.     LIMITATION OF LIABILITIES; INDEMNIFICATION.

                 (a) Subject to the provisions of paragraph 13(c) hereof, and excluding any of the following arising out of Sublessor's negligence, willful misconduct or breach of Sublessor's obligations under this Sublease, no claim for damages or compensation or abatement of rent or otherwise shall be made by Sublessee by reason of inconvenience, nuisance or discomfort arising from the diminution in the quality or quantity or interruption or cessation of or failure in the supply of any utilities, services or systems serving the Subleased Premises or from the repair, renovation or rebuilding of any portion of the Building or basic systems thereof nor shall the same give rise to a claim in Sublessee's favor that such interruption, cessation, failure, repair, renovation or rebuilding constitutes actual or constructive, total or partial eviction from the Subleased Premises.

                 (b) To the extent not prohibited by law, and excluding the negligence and willful misconduct of Sublessor, and Sublessor's employees, agents, servants, contractors, or invitees, Sublessor shall not be liable or in any way responsible for the death of or injury to Sublessee or others, or for the loss of or damage to property (including books, records, files, money, securities, negotiable instruments, papers or other valuables) of Sublessee or others, or for any indirect or consequential or economic loss, injury or damage (including business losses or damages for personal discomfort or inconvenience) of Sublessee or others arising from or out of any occurrence or situation in, upon, at or relating to the Subleased Premises and/or the Building, and without limiting the generality of the foregoing, Sublessor shall not be liable or in any way responsible for any death, injury, loss or damage to persons or property resulting from electricity, water, rain, flood, snow, ice or leaks from any part of the Subleased Premises or the Building or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Building; or caused by other tenants, occupants or persons in the Subleased Premises or other premises in the Building or the public; or caused by operations in the construction of any private, public or quasi-public work; or against which Sublessee is required to insure pursuant to this Sublease.

                 (c) Sublessee shall and hereby does indemnify the Sublessor, its shareholders, directors, officers, agents and employees, contractors, licensees or concessionaires, and save it and each of them harmless from and against any and all claims, actions, damages, liabilities, loss, costs and expenses, including legal expenses, whatsoever including, without limitation, those in respect of loss of life, personal injury in, upon or at the Subleased Premises, the occupancy or use of the Subleased Premises, signs of Sublessee, or any act or omission of, or work done by or on behalf of, or breach of this Sublease by, Sublessee, its servants, agents, employees, contractors, sub-tenants, licensees, concessionaires or other occupants of the Subleased Premises, or any person for whom Sublessee is responsible at law, including, without limitation, Sublessee's customers or any person having business with Sublessee. This indemnification shall survive the expiration of the Term by lapse of time or otherwise.

                 (d) Sublessor shall and hereby does indemnify the Sublessee, its shareholders, directors, officers, agents and employees, contractors, licensees or concessionaires, and save it and each of them harmless from and against any and all claims, actions, damages, liabilities, loss, costs and expenses, including legal expenses, whatsoever including, without limitation, those in respect of loss of life, personal situation in, upon or at the Subleased Premises, the occupancy or use of the Building by Sublessor, signs of Sublessor, or any act or omission of, or work done by or on behalf of, or breach of this Sublease by, Sublessor, its servants, agents, employees, contractors, sub-tenants, licensees, concessionaires or other occupants of the Subleased Premises, or any person for whom Sublessor is responsible at law, including, without limitation, Sublessor's customers or any person having business with Sublessor. This indemnification shall survive the expiration of the Term by lapse of time or otherwise.

         21. NOTICES. All notices or demands required or permitted under this Sublease shall be in writing and shall be addressed as set forth herein below or to such other address as either party may, by written notice to the other, specify in writing from time to time. All notices shall be deemed served upon delivery, if hand-delivered, or 24 hours after delivery to Federal Express or another recognized overnight courier with charges prepaid, if served by overnight courier, or three business days after deposited in the United States mail, with postage pre-paid, registered or certified mail, return receipt requested, if served by mail. Notices hereunder may also be served by facsimile, with a copy sent by United States mail postage prepaid, and shall be deemed served when received by the recipient's facsimile machine.

         Notices to Sublessor shall be addressed as follows:

                 GIS Information Systems, Inc.
                 815 Commerce Drive
                 Oak Brook, Illinois 60521
                 Attention: President
                 Facsimile (630) 574-3704

         Notices to Sublessee shall be addressed as follows:

                 SPR Chicago, Inc.
                 2015 Spring Road, Suite 7500
                 Oak Brook, Illinois 60521
                 Attention: President
                 Facsimile: (630) 990-2062

         With a copy to:

                 Donald E. Figliulo, Esq.
                 Wildman, Harrold, Allen & Dixon
                 225 West Wacker Drive
                 Chicago, Illinois 60606

         22. QUIET ENJOYMENT. Sublessor covenants and agreed with Sublessee that upon Sublessee paying the Base Rent and all other amounts due and payable under this Sublease and observing and performing the terms, covenants and conditions on Sublessee's part to be observed and performed under this Sublease, Sublessor shall not do or cause to be done any act (whether of omission or commission) which would interfere with Sublessee's right peaceably and quietly to enjoy the Subleased Premises hereby dismissed.

         23. PARKING. Sublessor agrees to provide Sublessee with exclusive assigned parking spaces at the ratio of one parking space per 1,000 square feet of rentable area contained in the Subleased Premises from time to time, on the parking lot of the Building, for the term of this Sublease, or any renewal thereof, without charge, as agreed upon by Sublessor and Sublessee, with one-half of said spaces being covered and one-half uncovered. Sublessor and Sublessee agree that, at such time as the Subleased Premises consist of Sublessor's entire first floor space in the Building, the number of parking spaces which Sublessor is obligated to provide hereunder shall consist of five uncovered spaces and four covered spaces.

         24.     GENERAL PROVISIONS.

                 (a) The waiver by either party hereto of a breach of any covenant, obligation or condition set forth herein to be performed or observed by the other party hereto shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease to be performed or observed by such party.

                 (b) This Sublease shall be governed by and construed in accordance with the laws of the State of Illinois.

                 (c) If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall be held to be or rendered invalid, unenforceable or illegal, then such term, covenant or condition shall be considered separate and severable from the remainder of this Sublease, shall not affect, impair or invalidate the remainder of this Sublease, and shall continue to be applicable to and enforceable to the fullest extent permitted by law against any person or circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

                 (d) This Sublease may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

                 (e) This Sublease sets forth all the covenants, promises, agreements, conditions or understandings between the parties hereto concerning the Subleased Premises and the subject matter of this Sublease. No alteration, amendment or change of, or addition to this Sublease shall be binding upon the parties hereto unless in writing and signed by Sublessor and Sublessee.

                 (f) The captions and paragraph numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any of the provisions hereof nor in any way affect this Sublease.

                 (g) The words "hereof," "herein," "hereunder" and similar expressions used in any provision of this Sublease relate to the whole of this Sublease and not to such provision alone, unless otherwise expressly provided, and whenever the singular number of a gender is used herein the same shall be construed as including the plural and the masculine, feminine and neuter respectively where the fact or context so requires.

                 (h) Time is of the essence of this Sublease and of every part hereof.

                 (i) Each party to this Sublease represents and warrants to the other party hereto that the execution, delivery and performance of this Sublease by the representing and warranting party has been authorized by all necessary corporate action of such party and that the officer or officers executing this Sublease on behalf of such party have full power and authority to do so and to bind such party hereto.

                 (j) Sublessor represents and warrants that as of the date hereof:

                          (i) the Master Lease is un-modified (except as set forth in Exhibit A hereto) and in full force and effect;

                          (ii) Sublessor has no knowledge that Master Landlord is in default under the Master Lease;

                          (iii) Sublessor is the owner of the entire Tenant's interest under the Master Lease, subject to no claim, lien, charge or encumbrance;

                          (iv) Sublessor has paid all Base Rent, Rent Adjustments and Rent Adjustment Deposits due and owing under the Master Lease through October 31, 1996;

                          (v) Sublessor has received no notice, and has no knowledge of, any default by Sublessor under the Master Lease and to the knowledge of Sublessor no event has occurred which through the passage of time or otherwise would result in a default by Sublessor under the Master Leases or, to the knowledge of Sublessor, would result in a default by Master Landlord under the Master Lease;

                          (vi) Except with respect to the consent of Master Landlord required under the Master Lease, Sublessor has full right and authority to sublet the Subleased Premises to Sublessee and to enter into this Sublease;

                          (vii) To Sublessor's best actual knowledge the Subleased Premises are free of asbestos containing materials; and

                          (viii) Sublessor has received no notice of any violations of the Americans with Disabilities Act ("ADA") with respect to the Subleased Premises, and to the best of Sublessor's actual knowledge, the Subleased Premises are in compliance with the ADA.

         As used in this subparagraph 24(j), references to Sublessor's knowledge and phrases of similar import shall mean and be limited to the actual knowledge, without investigation, of Michael J. Geisen, Sublessor's Executive Vice President.

         (k)     The warranties and representations contained in subparagraphs
(j) (i) through (x) above shall be effective as of the Commencement Date and the Space B Commencement Date as if such representations and warranties were made on said Commencement Date and Space B Commencement Date.

         (l) In the event this Sublease, and Sublessee's right of possession under this Sublease, are terminated by reason of a termination of the Master Lease (other than a termination of the Master Lease resulting from a default by Sublessee in its observance or compliance with the terms of the Master Lease as they apply to the Subleased Premises), all future rental and other obligations of Sublessee under this Sublease shall terminate, except to the extent of obligations which expressly survive termination pursuant to the terms of this Sublease or the Master Lease, to the extent incorporated herein.

         IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

                                                   SUBLESSOR:

                                                   GIS Information Systems,
                                                   Inc., an Illinois corporation


                                                   By: /s/ [Signature]
                                                      -------------------------
                                                   Its:
                                                        -----------------------
                                                   SUBLESSEE:

                                                   SPR Chicago, Inc.
                                                   an Illinois corporation

                                                   By: /s/ [Signature]
                                                      -------------------------
                                                   Its:
                                                       ------------------------

                                   EXHIBIT A


                                  Master Lease

                                     LEASE

                                    Between

                         GIS INFORMATION SYSTEMS, INC.
                                     Tenant

                                      and

                     LASALLE NATIONAL BANK, NOT PERSONALLY
                       BUT AS TRUSTEE U/T/A #107194, AND
                            815 COMMERCE DRIVE REIP

                                      for

815 Commerce Drive                                           Oak Brook, Illinois
                                    Building

                               TABLE OF CONTENTS

                                                                                         PAGE
 1.  TERM..............................................................................     1
 2.  POSSESSION........................................................................     1
 3.  BASE RENT.........................................................................     1
 4.  ADDITIONAL RENT...................................................................     2
     A.  Definitions...................................................................     2
     B.  Expense Adjustment............................................................     2
     C.  Adjustment for Services Not Rendered by Landlord..............................     3
     D.  Consumer Price Index Adjustment...............................................     3
 5.  USE OF PREMISES...................................................................     4
 6.  CONDITION OF PREMISES.............................................................     4
 7.  SERVICES..........................................................................     4
     A.  List of Services..............................................................     4
     B.  Billing for Electricity.......................................................     4
     C.  Interruption of Services......................................................     5
     D.  Charges for Services..........................................................     5
 8.  REPAIRS...........................................................................     5
 9.  ADDITIONS AND ALTERATIONS.........................................................     5
10.  COVENANT AGAINST LIENS............................................................     5
11.  INSURANCE.........................................................................     6
     A.  Waiver of Subrogation.........................................................     6
     B.  Coverage......................................................................     6
     C.  Avoid Action Increasing Rates.................................................     6
12.  FIRE OR CASUALTY..................................................................     6
13.  WAIVER OF CLAIMS - IDEMNIFICATION.................................................     7
14.  NONWAIVER.........................................................................     7
15.  CONDEMNATION......................................................................     7
16.  ASSIGNMENT AND SUBLETTING.........................................................     7
17.  SURRENDER OF POSSESSION...........................................................     8
18.  HOLDING OVER......................................................................     8
19.  ESTOPPEL CERTIFICATE..............................................................     9
20.  SUBORDINATION.....................................................................     9
21.  CERTAIN RIGHTS RESERVED BY LANDLORD...............................................     9
22.  RULES AND REGULATIONS.............................................................    10
23.  LANDLORD'S REMEDIES...............................................................    10
24.  EXPENSES OF ENFORCEMENT...........................................................    10
25.  COVENANT OF QUIET ENJOYMENT.......................................................    11
26.  SECURITY DEPOSIT..................................................................    11
27.  REAL ESTATE BROKER................................................................    11
28.  MISCELLANEOUS.....................................................................    11
     A.  Rights Cumulative.............................................................    11
     B.  Interest......................................................................    11
     C.  Terms.........................................................................    12
     D.  Binding Effect................................................................    12
     E.  Lease Contains All Terms......................................................    12
     F.  Delivery For Examination......................................................    12
     G.  No Air Rights.................................................................    12
     H.  Modification of Lease.........................................................    12
     I.  Substitution of Other Premises................................................    12
     J.  Transfer of Landlord's Interest...............................................    12
     K.  Landlord's Title..............................................................    12

                                                                                         PAGE
     L.  Prohibition Against Recording.................................................    12
     M.  Captions......................................................................    12
     N.  Covenants and Conditions......................................................    12
     O.  Only Landlord/Tenant Relationship.............................................    12
     P.  Application of Payments.......................................................    13
     Q.  Definition of "Landlord"......................................................    13
29.  NOTICES...........................................................................    13
30.  LIMITATION ON LANDLORD'S LIABILITY................................................    13
     Exhibit A -- Plan of Premises
     Exhibit B -- Work Letter
     Attachment A -- To Work Letter
     Exhibit C -- Estoppel Statement
     Exhibit D -- Rules & Regulations
     Exhibit E -- Parking Plan
     Exhibit F -- Air Conditioning Specifications
     Exhibit G -- Memorandum for Recording
     Exhibit A-A -- Contract of Purchase and Sale
     Exhibit A-B -- Plans and Drawings, Initial Computer Space
     Exhibit A-C -- Axelrod Unit Costs
     Exhibit A-D -- Plans and Drawings, Initial Office Space

                               815 COMMERCE DRIVE
                              OAK BROOK, ILLINOIS

     AGREEMENT OF LEASE made as of this 10th day of June, 1987 (Hereinafter referred to as the "Lease") between LaSalle National Bank Co., not personally, but as trustee U/T/A #107194 and 815 Commerce Drive REIP, an Illinois limited partnership, a beneficiary of said trust, jointly and severally referred to as "Landlord", GIS Information Systems, Inc., an Illinois corporation whose present address is 640 N. LaSalle Street, Chicago, Illinois 60610 (hereinafter referred to as "Tenant"):

                                  WITNESSETH:

     Landlord hereby leases to Tenant, and Tenant hereby accepts, the premises (hereinafter referred to as the "Premises") designated on the plan attached hereto as Exhibit A and commonly described as approximately 4513 square feet of rentable area of office space (hereinafter "Initial Office Space") and approximately 441 square feet of rentable area of computer area (hereinafter "Initial Computer Space"), both on the second floor. In the building known as 815 Commerce Drive (thereinafter referred to as the "Building"), all in the (Village) of (Oak Brook, hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land"), subject to the covenants, terms, provisions and conditions of this Lease.

     In consideration thereof, Landlord and Tenant covenant and agree as follows:

1.   TERM.

     The term of this Lease (hereinafter referred to as the "Term") shall be for fifteen (15) years and no months commencing on the 1st day of September 1987 (hereinafter referred to as the "Commencement Date") and ending on the 31st day of August 2002 (hereinafter referred to as the "termination Date"), unless sooner terminated as provided herein.

2.   POSSESSION.

     (a) In the event the Premises shall not be completed and ready for occupancy on the Commencement Date or in the event Landlord is unable to deliver possession on such date by reason of the holding over or retention of possession by any tenant or occupant, this Lease shall nevertheless continue in force and effect, but Rent (as hereinafter defined) shall abate until the Premises are ready for occupancy or until the Landlord is able to deliver possession, as the case may be, and Landlord shall have no other liability whatsoever on account hereof; provided, however, there shall be no abatement of Rent if the Premises are not ready for occupancy because of the failure to complete the installation of special equipment, fixtures or materials ordered by Tenant, or because of any delays resulting from Tenant's failure to promptly submit plans in accordance with the Work Letter attached hereto as Exhibit B or resulting from changes or additions to Tenant's plans after the initial submission thereof if changes during construction do, in fact, cause a delay or impede construction. The Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. The determination of Landlord's architect or interior space planner for the Building shall be final or conclusive on Tenant as to whether the Premises are completed and ready for occupancy, subject to punchlists or latent defects, that Tenants shall have the right to engage its own architect and in case of a dispute.

     (b) If Tenant shall take possession of the Premises or any part thereof prior to the Commencement Date; all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as if the Commencement Date had been fixed as the date when Tenant took possession of such whole or part of the Premises.

     (c) Under no circumstances shall the occurrence of any of the events described in this Paragraph 2 be deemed to accelerate or defer the Termination Date.

     (d) Notwithstanding the contents of this Section 2., Tenant shall have the right, immediately after execution of this Lease by both Landlord and Tenant, and prior to the Commencement Date, to take possession of its Initial Computer Space. Landlord also agrees to commence demolition in the Initial Office Space upon execution of this Lease by Landlord and Tenant and to use its best efforts to complete construction in said area by July 15, 1987, as extended by any delay caused by Tenant. If Landlord fails to complete the required demolition and reconstruction by that date, Landlord agrees to pay Tenant the sum of $10,000.00 as penalty therefor. Landlord will continue said construction to its completion, in any case.

     Rent shall not be payable or owed by Tenant for areas so occupied, but Additional Rent, as hereinafter defined, shall be owed and payable for said areas, for the period of beginning with the date of occupancy through August 31, 1987, for Landlord-supplied Building services provided to Tenant, including electricity, after-hours heating, ventilating, and air-conditioning (pursuant to Section 7.A.(i) of this Lease), janitor services, if utilized, and additional security required by Tenant and beyond the scope of security otherwise provided the Building by Landlord.

     If the additional chiller and associated air conditioning installation described in Section 7.A.(i) are not completed by July 15, 1987, Landlord nevertheless covenants and agrees that it will provide for that interim period air conditioning and ventilation from the existing Building system for the Initial Office Space at a comfort level commensurate with that described in
Section 7.A.(i).

3.   BASE RENT.

     Tenant shall pay to LaSalle Mortgage & Realty Co., Inc. Landlord's agent at 2301 W. 22nd Street, Oak Brook, Illinois, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, rent at the annual rate of
                           (See Addendum A-5.)                           DOLLARS
($
------------------) per annum (hereinafter referred to as the "Base Rent") in equal monthly installments of
                           (See Addendum A-5.)                           DOLLARS
the opinion of Tenant's architect will prevail as to whether Premises are completed and ready for occupancy, subject to punchlists or latent defects, as to the Initial Office Space only, and as to the storage room in the Initial Computer Space.

($
------------------) each in advance on or before the first day of each and every month during the Term, without any set-off or deduction whatsoever, except that Tenant shall pay the first full monthly installment at the time of execution of this Lease, which installment shall be applied to the Base Rent for the twentieth (20th) month of the Lease Term. If the Term commences other than on the first day of a month or ends other than on the last day of the month, the Rent for such month shall be prorated. The prorated Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full-month during the Term.

4.   ADDITIONAL RENT.

     In addition to paying the Base Rent specified in Section 3 hereof, Tenant shall pay as "Additional Rent" the amounts determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent". All amounts due under this Section as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Section 4 shall survive the expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of the days of the Term falling within such Calendar Year.

     A.  DEFINITIONS.  As used in this Section 4, the terms:

     (i) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires:

     (ii) "Tenant's Proportionate Share" shall mean 25.245%, being the percentage calculated by dividing 63,196 (being the total rentable area of the Building) into the rentable area contained in the Premises, rentable area to be determined by Landlord on a uniform basis for the tenants of the Building. Landlord certifies that the rentable area of the Building and the Premises are accurate as stated.

     (iii) "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Land and/or Building and ad valorem taxes for any personal property used in connection therewith. Should the State of Illinois, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Land and/or the Building,
(a) impose a tax, assessment, charge or fee, or increase a then existing, tax, assessment, charge or fee, which Landlord shall be required to pay, either by way of substitution for such real estate taxes and ad valorem personal property taxes, or in addition to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Land and/or the Building and/or the personal property used in connection with the Land or Building, all such taxes, assessments, fees or charges (hereinafter defined as "in lieu taxes") shall be deemed to constitute Taxes hereunder. "Taxes" shall also include all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to "in lieu taxes". Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax; any interest or penalties owed or paid by Landlord by reason of late payment of Taxes; and

     (iv) "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid or incurred by Landlord or Landlord's beneficiaries in connection with the ownership, management, operation and repair of the Land and Building, except the following:

     (I) Costs of alterations of any tenant's premises;

     (II) Principal or interest payments on loans secured by mortgages or trust deeds on the Building and/or on the Land;

     (III) Costs of capital improvements, except that Operating Expenses shall include (a) the cost during the Term, as reasonably amortized by Landlord in accordance with sound management and accounting principles with interest at the rate of 10% on the unamortized amount, of any capital improvement completed after the Base Year which reduces any component cost included within Operating Expenses; and (b) the cost of any capital improvements which are necessary to keep the Land and Building in compliance with all governmental rules and regulations applicable from time to time thereto; and

     (IV) Real estate brokers' leasing commissions.

     (V) Legal fees incurred by Landlord in connection with negotiating or enforcing leases in the Building.

     (VI) Management fees in excess of 6% of gross revenue received by Landlord from the Building's tenants.

     (VII) Expenses or costs reimbursed by insurance policies of Landlord or any tenant.

     (VIII) Costs of special services rendered a tenant in the Building that are not generally rendered to Tenant herein.

     (IX) Landlord's costs associated with leasing and marketing space in the Building, including but not limited to architectural and engineering fees so incurred.

     (X) Salaries of all employees for this Building over the level of building manager, which Building Manager's salary is included in management fees.

     Landlord further agrees that any contract for materials or services for the Building entered into with any person or entity affiliated directly or indirectly with Landlord shall provide for costs and/or compensation at reasonably prevailing costs for similar materials or services in the Oak Brook market.

     B. EXPENSE ADJUSTMENT. Tenant shall pay to Landlord as Rent, in addition to the Base Rent required by Section 3 hereof, an amount to Tenant's Proportionate Share of the total of Taxes paid during each Calendar Year and Operating Expenses incurred with respect to each Calendar Year said amounts shall be paid in-monthly installments, in an amount estimated from time to time by Landlord but not to exceed twice per Calendar Year, and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses and Taxes in accordance with an appropriate system of accounts and accounting practices consistently maintained. As promptly as practicable following the close of each Calendar Year. Landlord shall cause a firm of independent public accountants to review such books and records (and to do such other work as may be necessary to enable such firm to give the certificate hereinafter required) and to deliver to Landlord its certificate specifying the amount of Operating Expenses and Taxes for such Calendar Year for the Building. After receipt of such certificate, Landlord shall cause the amount of the total of taxes and operating expenses for such calendar year to be computed based on Operating Expenses and Taxes for such Calendar Year for the Building as specified in such firm's certificate and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. The certificate of such independent accounting firm as to the amount of Operating Expenses and Taxes for such Calendar Year for the Building shall constitute a determination which is final and conclusive on Tenant. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Expenses Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option, such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes paid during such year without regard to when such Taxes are assessed or levied. Notwithstanding the contents of the above paragraph, Tenant shall have the right to pay its Expenses Adjustment Amount under protest and cause an audit of Landlord's books and records to be conducted by Tenant's certified public accountant at its own expenses. If the result of that audit shows a variance exceeding 3% from the results of Landlord's certificate, Landlord shall pay the reasonable cost of Tenant's audit and refund Tenant's share of the variance, together with interest at the then-current prime rate as published and utilized by First National Bank, Chicago, plus two (2) per cent.

5.   USE OF PREMISES.

     Tenant shall continuously and without interruption use and occupy the entire Premises as an office for the following type of business: and for no other purpose: executive and general offices and all legal uses incidental thereto, which may include computer operations.

     Landlord acknowledges and agrees that Tenant is in the data processing business and that nothing herein or in the Rules and Regulations, now or during the Lease Term, shall interfere with or impede Tenant's use of the Premises for that purpose.

6.   CONDITIONS OF PREMISES.

     Subject to a punchlist and to latent defects, the Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, except as to latent defects, excluding items of damage caused by Tenant or its agents, independent contractors or suppliers. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant. Landlord agrees to extend to Tenant any manufacturer's warranties it has relative to the equipment or installation contained in the Premises.

7.   SERVICES.

     A.  LIST OF SERVICES.

     Landlord shall provide the following services on all days during the Term, except Sundays and holidays, unless otherwise stated:

     (i) Heating and air conditioning when necessary for normal comfort in the Premises, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and, on Saturday, during the period from 8 a.m. to

1 p.m. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord. (Subject to all governmental rules, regulations and guidelines applicable thereto). Notwithstanding the contents of this Section 7.A.(i), heat shall be made available to Tenant by Landlord, at all hours and during the entire Lease Term on Tenant's request, and at after-hour rates consistent with the provisions of page 4-a.

     Landlord will install at its own expense a chiller, together with necessary fan and control equipment therefor, and any sheet metal duct work and electrical connections necessary to effectuate the operation thereof, capable of providing air conditioning for up to 10,000 square feet of rentable area of office space, but initially with a capacity to provide air conditioning for 4,513 square feet of rentable area of office space.

     Landlord and Tenant agree to cooperate to determine the most cost-effective method to provide Tenant with its HVAC requirements. After and before the hours stated in Section 7.A.(i), Landlord agrees to provide Tenant with heat, as required, on the second floor of the Building, at Landlord's cost plus 5%; Tenant may alternatively engage its own engineer to determine a more cost-effective method of obtaining heat.

     Landlord's specifications for providing air conditioning are contained in Exhibit F to Lease.

     (ii) Adequate electrical wiring and facilities for standard building lighting fixtures provided by Landlord and for Tenant's incidental uses. Tenant shall bear the cost of replacement of bulbs and ballasts for lighting fixtures. In respect of such incidental uses, adequate electrical wiring and facilities will be furnished in the Premises by Landlord, provided that (a) the connected electrical load of the incidental use equipment does not exceed an average of one watt per square foot of the Premises; (b) the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 15 amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit wiring and other equipment necessary to supply electricity for such excess incidental use requirements at the Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility.

     (iii) Village water from the regular Building outlets for drinking, lavatory and toilet purposes.

     (iv) Janitor services at Tenant's request; Monday through Friday in and about the Premises, comparable to the standard janitor service furnished by other first-class office buildings, unless Tenant contracts directly for such services on prior reasonable notice to Landlord.

     (v) Window washing of all inside and outside windows in the Premises at intervals to be determined by Landlord, but in no event fewer than three (3) times per year.

     (vi) Adequate operatorless passenger and freight elevator service at all times.

     B.  BILLING FOR ELECTRICITY.

     1. SEPARATE METERING. Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Paragraph 7A(i) hereof). Provided that Landlord can make arrangements satisfactory to Landlord and Tenant with the utility company supplying electricity to the Premises, Tenant shall be billed directly by such utility and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill with respect to the Premises and Tenant shall pay it promptly in accordance with its terms.

     2. LACK OF SEPARATE METERING. If Tenant cannot be separately metered for any reason, Tenant shall pay Landlord as additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an annual amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's current rates.

     3. ALLOCATION OF ELECTRICITY IN INITIAL COMPUTER SPACE. Landlord agrees to cause to be installed a separate circuit and electric meter, for Computer Sciences Corporation's computer area, so that upon completion of said work (1) electric usage in Tenant's Initial Computer Space will be accurately measured and (2) Tenant will pay thereafter only for electricity metered and used in its own Initial Computer Space. The cost of the separate circuit and meter and their installation shall be allocated as between Landlord and Tenant as found in Section A-8. of the Addendum. Nothing contained in this Section 7.B.3. shall relieve Tenant from the obligation to pay for its electric usage in the Initial Office Space or in spaces later leased from Landlord.

     Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whose or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall be diligent in its efforts to cure such failure or delay or diminution.

     Notwithstanding the contents of Section 7.C., Rent shall abate if heat is not provided to the Premises of five (5) successive days (beginning on the sixth day and only until heat is restored). A similar formula shall be applicable if a water pipe or cooling tower bursts, causing substantial disruption to Tenant's business, and is not cured and repaired within five (5) days.

     Notwithstanding the contents of Section 7.C., if Landlord's negligence is the cause of the interruption of the providing of electricity to Tenant, Tenant's Rent shall abate if electricity is not restored within five (5) days; this covenant shall not be subject to interruption of electricity, due to force majeure. If the electricity fails through no fault of Landlord, and the UPS is activated and then fails, Tenant's Rent shall not abate so long as the original interruption of electricity was not due to Landlord's negligence. Landlord will provide Tenant with UPS "spares" in the Premises and in the Building; Tenant shall have the responsibility to maintain the UPS and to recharge them, as necessary.

     Notwithstanding the contents of Section 7.C., in any case of interruption of services, Tenant shall have the right to self-help and to offset against Rent the reasonable cost of that self-help.

     D.  CHARGES FOR SERVICES.

     Charges for any services for which Tenant is required to pay from time to time hereunder including but not limited to hoisting services (except that there shall be no charge for hoisting services related to Tenant's initial move-in), or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or, if billed separately, shall be due and payable within ten (10) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

8.   REPAIRS.

     Tenant will, at Tenant's own expense, keep the Premises (except for damage caused by the negligence of Landlord, its employees, agents, contractors or invitees), in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. If the Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord (at a cost not to exceed 10% of the repairs and replacements) for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

Notwithstanding the contents of this Section, Landlord shall be solely responsible for repairs associated with the Building's structural and weight-bearing components and glass, unless damage to said items are caused by Tenant's negligence. Landlord agrees to provide reasonable notice of repairs it is conducting and to attempt to minimize the disturbance to Tenant's business resulting thereby.

9.   ADDITIONS AND ALTERATIONS.

     Tenant shall not, without the prior written consent not to be unreasonably withheld or delayed, of Landlord, make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, and plans and specifications plus permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's expense by employees of or contractors hired by Landlord except to the extent Landlord gives its prior written consent not to be unreasonably withheld or delayed, to Tenant's hiring contractors. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage of the cost of such work (such percentage not to exceed 10%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens (unless Landlord is acting as the general contractor) and expenses related to such work. All work done by Tenant or its contractors pursuant to Sections 8 or 9 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

     All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, be relinquished to Landlord in good condition, ordinary wear excepted.

10. COVENANT AGAINST LIENS.

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching, Tenant covenants and agrees to cause it to be immediately released and removed of record.

     In the event that such lien is not immediately released and removed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien. Notwithstanding the contents of the preceding paragraph, Landlord shall give Tenant notice of any such lien and Tenant shall have the right to bond over it in a reasonable period of time with a bond reasonably satisfactory to Landlord.

11. INSURANCE.

     A.  WAIVER OF SUBROGATION.

     Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Landlord shall carry insurance providing full replacement coverage of the Building at all times during this Lease and liability insurance for common areas of the Building in limits of not less than $1,000,000 and with a deductible under said policy or policies not greater than the deductible for similar quality buildings in the OakBrook Market.

     B.  COVERAGE.

     Tenant shall carry insurance during the entire Term insuring Tenant and Landlord as their interests may appear with terms, coverages and in companies satisfactory to Landlord, and with such reasonable increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts;

     (i) in case of personal injury to or death of any person or persons, not less than $1,000,000 for each injury or death to a person and $3,000,000 for each incident involving personal injury or death to persons, and, in case of property damage, not less than $1,000,000 for any one occurrence; and

     (ii) in case of fire, sprinkler leakage, malicious mischief, vandalism, and other extended coverage perils, for the full insurance replacement value of all additions, improvements and alterations to the Premises which are beyond the "building standard" Tenant improvements provided by Landlord and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

     Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least ten days prior written notice to Landlord and Tenant.

     C.  AVOID ACTION INCREASING RATES.

     Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Section 11C, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option to require Tenant to make immediate payment of the increased insurance premium.

12. FIRE OR CASUALTY.

     Paragraph 8 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. If any such damage renders all or a substantial portion of the Premises or Building untenantable, Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the Tenant at any time within sixty (60) days after the date of such damage. If any such damage renders all or more than fifty percent (50%) of the Premises untenantable Tenant shall also have the right to terminate this Lease as of the date of such damage upon giving written notice to Landlord at any time within forty-five (45) days after the date of such damage. Unless this Lease is terminated as provided in the two preceding sentences and Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurancee adjustments and delays caused by matters beyond Landlord's reasonable control. Rent, however shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

     Notwithstanding the contents of this paragraph, Landlord shall use its best efforts and diligence to rebuild the Premises after any fire or casualty; if the Building is damaged by fire or other casualty and Landlord chooses not to rebuild, Landlord shall provide Tenant notice within 30 days of said fire or casualty of Landlord's decision; if Landlord chooses to rebuild, it shall use its best efforts and diligence to complete the restoration as quickly as possible.

     If said restoration is not completed within 180 days from date of inception, Tenant shall have the right to terminate this Lease and all obligations hereunder.

     Tenant hereby acknowledges that Landlord is under no obligation to insure Landlord's interest in the Premises or the Building, except as provided herein.

     Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 12 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decoration thereto except to the extent that such alterations, additions, improvements and decoration were provided by Landlord, at Landlord's cost, at the beginning of the Term. If Tenant wants any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's expense subject to all of the provisions of Section 8 hereof.

13. WAIVER OF CLAIMS -- INDEMNIFICATION.

     To the extent not prohibited by law, and excluding the negligence of Landlord, its employees, agents, servants, contractors, or invitees, Landlord and its officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening or any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures, and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon-loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord from and against all liability to third parties arising out of the acts of Tenant and its servants, agents, employees, contractors, suppliers, workmen and invitees. This Section shall be reciprocal in effect between Landlord and Tenant, and Landlord except the trustee agrees to defend, protect, indemnify and save harmless Tenant from and against all liability to third parties arising out of the acts of Landlord and its servants, agents, employees, contractors, suppliers, workmen and invitees.

14. NONWAIVER.

     No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises. Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

15. CONDEMNATION.

     If the Land or the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a "taking"), or if the configuration of any street, alley, riverbank, or bridge adjacent to the Building is changed by any competent authority and such taking or change in configuration makes it necessary to remodel or reconstruct the Building. Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration. Tenant, however, shall have the right to seek its own separate award in any such proceeding and for improvements installed and paid for by it, so long as any such award does not otherwise diminish Landlord's award.

16. ASSIGNMENT AND SUBLETTING.

     a. Tenant shall not, without Landlord's prior written consent;

     (i) assign, hypothecate, mortgage, encumber, or convey this Lease;

     (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law;

     (iii) sublet the premises or any part thereof; or

     (iv) permit the use or occupancy of the premises or any part thereof by anyone other than Tenant.

     b. If Tenant desires the consent of Landlord to an assignment of the entire demised premises for the remaining term or subletting of all or a part of the demised premises (the entire demised premises for the remaining term if an assignment is desired or the portion of the demised premises if a sublet is desired being hereinafter referred to as "Subject Premises"), Tenant shall submit to Landlord;

     (i) the proposed sublease or assignment (executed by Tenant and subtenant or assignee), which is not to commence prior to the first day of the month immediately following the month in which the thirtieth day following the submission to Landlord occurs, and

     (ii) sufficient information to permit Landlord to determine the acceptability of the financial responsibility and character of subtenant or assignee.

     c. Landlord shall not unreasonably withhold its consent except that such consent need not be granted if:

     (i) in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building;

     (ii) in the reasonable judgment of Landlord the purposes for which the subtenant or assignee intends to use the Subject Premises are not in keeping with the standards of Landlord for the Building, it being understood that the purposes for which subtenant or assignee intends to use the Subject Premises may not be in violation of this Lease;

     (iii) a subletting will result in there being more than two occupants per floor within the demised premises, including Tenant and all subtenants;

     (iv) the Subject Premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes;

     (v) the subtenant or assignee is either a government (or subdivision or agency thereof) or an occupant of the Building;

     (vi) an assignment is desired and the Subject Premises are less than the entire demised premises or less than the remaining term is being assigned;

     (vii) Tenant is in default under this Lease.

     (viii) Tenant has exercised its option to expand or renew under paragraphs 28 or 29.

     d. If Landlord grants consent:

     (i) the terms and conditions of this Lease, including among other things. Tenant's liability for the Subject Premises shall in no way be deemed modified, abrogated or amended;

     (ii) Tenant shall pay Landlord $250.00 for each sublease or assignment submitted as reimbursement to Landlord for expenses incurred, plus 50% of all net profit ("net profit" being defined hereunder as gross profit less all costs incurred or concessions granted, including but not limited to rent abatement, alterations to

Premises, commissions, and attorney fees. The dollar total of said costs and concessions shall be fully amortized over the term of said sublease of assignment, and "net profit" calculated after allowing for said amortization) derived by Tenant in such sublease or assignment.

     (iii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees.

     e. Notwithstanding the contents of this Section, no notice need be given by Tenant, nor consent obtained by Landlord, as to an assignment of the Lease to an affiliate of Tenant, so long as guarantor herein (or its successor, guarantor, possessing a net worth as much as, or greater than, guarantor herein) remains as guarantor of the Lease. The same shall apply to a merger of Tenant with another entity, so long as the guarantor herein shall continue as guarantor after such a merger:

17. SURRENDER OF POSSESSION.

     Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided. Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear excepted, and shall, if Landlord so requires, restore the Premises to the condition existing at the beginning of the Term. Any interest of Tenant in the alterations, improvements, and additions to the Premises (including without limitation all carpeting or floorcovering) made or paid for by Landlord or Tenant shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. At the termination of the Term or of Tenant's right of possession Tenant agrees to remove the following items of Tenant's property: office furniture, trade fixtures, office equipment and all other items of Tenant's property on the Premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may
(i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

18. HOLDING OVER.

     Tenant shall pay to Landlord an amount as Base Rent equal to 200% of the Rent herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. The provisions of this Section 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

19. ESTOPPEL CERTIFICATE.

     The Tenant agrees that, from time to time upon not less than ten days prior request by Landlord, the Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit C and made a part hereof, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Building, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgage thereof. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within twenty
(20) days after demand in writing. Tenant shall be considered in default under this Lease.

                      STANDARD MORTGAGEE PROTECTION CLAUSE

     Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

20. SUBORDINATION.

     This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds, now and hereafter in force against the Land and Building, or either, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases require in writing that this Lease shall be superior thereto. Tenant shall at Landlord's request execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority.

     Tenant agrees to subordinate this Lease to future mortgagee(s) only if Landlord provides Tenant with a non-disturbance and attornment agreement from said mortgagee(s). Landlord agrees to submit this Lease, upon its completion, but prior to execution, to the present mortgagee and to use its best efforts to obtain from the mortgagee a non-disturbance and attornment agreement in favor of Tenant. In the event Landlord is unable to obtain said agreement by July 10, 1987, Landlord agrees to provide Tenant, and Tenant agrees to accept from Landlord an agreement (in form and substance acceptable to Tenant), whereby LaSalle National Bank and Trust Company, not personally, but U/T/A #107194, 815 Commerce Drive REIP, and The Great-West Life Assurance Company of Winnipeg, Canada, agree not to sell, convey, or transfer the Building, the real estate upon which it is situated, the beneficial interest in said land trust, or any portion thereof, the general partnership interest in the 815 Commerce Drive REIP, or any portion of their interest or equity therein, prior to the time when the present mortgage loan encumbering the Building is first due.

21. CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent and any other claim:

     (a) On 90 days' notice to change the Building's name or street address.

     (b) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

     (c) On reasonable notice to Tenant and in a manner so as to minimize disturbance to Tenant's business, to decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligation hereunder, so long as the Premises are reasonably accessible and usable. Landlord shall not be liable to Tenant, and Tenant shall not be entitled to any abatement or adjustment of rent by reason of any such interruption or suspension.

     (d) To furnish (2) door keys for doors in the Premises at the commencement of the lease. To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery and pilferage, except for the negligence of Landlord, its employees, agents, servants, contractors, and invitees. Upon the expiration of the Term or of Lessee's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

     (e) To designate that window treatment shall be Building Standard venetian blinds or curtains and to designate and approve, prior to installation, all types of a additional window shades, blinds or draperies.

     (f) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building (so as not to exceed the legal live load per square foot designated by the structural engineers for the building), and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building.

     (g) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance to the Premises under such regulations as Landlord may prescribe from time to time, which may include but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to the requiring of identification from Tenant's employees, agents, clients, customers, invitees, visitors and guests.

     (h) To establish controls for the purpose of regulating all property and packages (both personal and otherwise) to be moved into or out of the Building and Premises.

     (i) To regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators.

     (j) To show the Premises to prospective tenants at reasonable hours during the last twelve months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for the re-occupancy. Landlord shall not, however, prepare the Premises for reoccupancy by another tenant during the Term of this Lease.

     (k) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

     (l) To enter the Premises at any reasonable time to inspect the Premises on reasonable notice from Landlord (except in cases of emergency) and in a manner so as to minimize the disturbance of Tenant's business.

     (m) To modify or relinquish any and all easement rights provided such modification or relinquishing will not materially interfere with Tenant's use.

22.  RULES AND REGULATIONS.

     Subject to Section 5. hereof as amended, Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit D and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations provided however that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant. All such rules and regulations shall be uniformly applied and consistently implemented for all tenants in the Building.

23.  LANDLORD'S REMEDIES.

     If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after written notice to Tenant, (but Tenant shall have five (5) days thereafter to cure), or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days (or if such default cannot be cured within 30 days, Tenant shall have such reasonable time thereafter to cure, utilizing due diligence to do so.) after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and Tenant shall not have filed a motion to dismiss said involuntary petition within 60 days of the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and Tenant shall not have filed a motion to dismiss said receiver with 60 days of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon or vacate the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein.

          (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the value of the Base Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for said period. Should the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the value of the Base Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord. Any liquidated damages paid to Landlord by operation of this subsection (insofar as said damages are attributable to Rent for the balance of the Term) shall be discounted to the date of payment at a discount factor equal to 120% of the borrowing costs to the U.S. government for a term equal to the term commencing with the date of the payment and ending at the Termination Date of the Initial Term of the Lease.

          (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting. Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises. Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease. Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums failing due under the terms of this Section 23 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Landlord agrees to use its best efforts to mitigate the damages due it hereunder.

24.  EXPENSES OF ENFORCEMENT.

     The non-prevailing party shall pay upon demand all of the prevailing party's reasonable costs, charges and expenses including the fees and out-of-pocket expenses the non-prevailing party's obligations hereunder or incurred by the prevailing party in any litigation, negotiation or transaction in which the non-prevailing party causes the prevailing party without the prevailing party's fault to become involved or concerned.

25.  COVENANT OF QUIET ENJOYMENT.

     The Landlord covenants that the Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed, and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof.

26. SECURITY DEPOSIT. Tenant hereby deposits with Landlord the sum of Seventeen Thousand Two Hundred Two and 69/100 DOLLARS ($17,202.69), (hereinafter referred to as "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder.

     (a) If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due,
(ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in
Section 23. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising another right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above. Tenant agrees, within 10 days after the written demand therefor is made by Landlord, to deposit cash with the landlord in an amount sufficient to restore the Collateral to its original amount.

     (b) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Section 26 or otherwise with respect to the Collateral.

     (c) Tenant acknowledges that Landlord has the right to transfer or mortgage interest in the Land and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. Upon, and only upon, written acknowledgement of transferee's or mortgagee's receipt of such Collateral, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

     (d) The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

     (e) Notwithstanding any thing to the contrary in this Section, Landlord shall accord Tenant a credit annually against Rent in amount equal to interest capable of being earned on said Collateral if said Collateral were invested in a one-year Treasury Bill, purchased annually on the anniversary date of the execution of this Lease.

     (f) In the event of the filing of a bankruptcy by Landlord, and the Collateral is found to be a part of the bankrupt's estate, Tenant shall have the right of set-off against any sums then due from Tenant to Landlord an amount equal to the amount of the Collateral.

     (g) Notwithstanding anything in this Section to the contrary, Tenant reserves to itself the right to secure the return of the Collateral from any party, now or hereafter, who shall have the obligation to perform Landlord's duties under the Lease.

27.  REAL ESTATE BROKER

     The Tenant represents that the Tenant has dealt with (and only with) LaSalle Commercial Brokerage Co., Inc. and Irvine & Associates as broker in connection with this Lease, and that insofar as the Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord and its beneficiaries, employees, agents, their officers and partners, harmless from and against any claims made by any broker or finder other than the broker named above for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder. Landlord expressly agrees to pay any and all brokerage commissions to identified brokers involved in procuring this Tenant for Landlord.

28.  MISCELLANEOUS

A.  RIGHTS CUMULATIVE.

     All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

B.  INTEREST.

     All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the rate of ten per cent per annum (but in no event at a rate which is more than the highest rate which is at the time lawful in the State of Illinois).

C. TERMS.

     The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

D. BINDING EFFECT.

     Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 16 hereof.

E. LEASE CONTAINS ALL TERMS.

     All of the representations and obligations of Landlord are contained herein and in the Work Letter, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

F. DELIVERY FOR EXAMINATION.

     Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

G. NO AIR RIGHTS.

     No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

H. MODIFICATION OF LEASE.

     If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder. Tenant shall, upon Landlord's written request, execute appropriate instruments effecting such modifications.

J. TRANSFER OF LANDLORD'S INTEREST.

     Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Notwithstanding anything in this paragraph to the contrary, Landlord agrees that Tenant shall not be obligated to look to any such transferee for the performance of Landlord's obligations hereunder unless there shall exist an express written assumption by said transferee of said obligations. Any such express assumption of Landlord's obligation by any such transferee shall not alter, modify, abrogate, or change any pre-existing or accrued liability or obligation of Landlord to Tenant.

K. LANDLORD'S TITLE.

     Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     Tenant shall have the right to record a memorandum of lease as attached as Exhibit G hereto; all parties hereto agree to sign such memorandum prior to recordation of such by Tenant.

M. CAPTIONS.

     The captions of Sections and subsections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Sections or subsections.

N. COVENANTS AND CONDITIONS.

     All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance. All of the covenants of Landlord hereunder shall be deemed and construed to be "conditions", if Tenant so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

O. ONLY LANDLORD/TENANT RELATIONSHIP.

     Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

P. APPLICATION OF PAYMENTS.

     Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

     This Lease is executed by LA SALLE NATIONAL BANK, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated 10/28/83 and known as Trust No. 107194 at LA SALLE NATIONAL BANK, to all provisions of which Trust Agreement this Lease is expressly made subject. It is expressly understood and agreed that nothing herein or in said Lease contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by said Lessee, and by every person now or hereafter claiming any right or security hereunder; and that so far as said Trustee is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the premises hereby leased for the payment thereof. It is further understood and agreed that said Trustee has no agents or employees and merely holds naked legal title to the property herein described; that said Trustee has no control over, and under this Lease, assumes no responsibility for (1) the management or control of such property, the upkeep, inspection, maintenance or repair of such property, (3) the collection of rents or rental of such property, or (4) the conduct of any business which is carried on upon such premises.

TENANT:                                          LANDLORD:
GIS Information Systems, Inc.                    LaSalle National Bank, not personally but as
                                                 Trustee U/T/A #107194
By                                               By
Its                                              Its
Attested by                                      and
                                                 815 Commerce Drive REIP
                                                 By
                                                 Its

                               ADDENDUM TO LEASE

     A-1. The Base Rent set forth in Section 3 and the Tenant's Proportionate Share as defined in Subsection 4.A.(iv) are calculated on the basis that the Premises consist of 4,513 square feet of rentable area of office space and 11,441 square feet of rentable area of computer space square feet of rentable area contained in the Premises. Prior to the Commencement Date of this Lease, Landlord shall cause the Premises to be measured, determine the actual number of square feet of rentable area contained in the Premises, and recalculate the Base Rent and the Tenant's Proportionate Share as follows: (A) the Base Rent set forth in Section 3 shall be equal to the amount obtained by multiplying the number of square feet of rentable office area contained in the Premises by $10.25 per square foot per-annum; together with the amount obtained by multiplying the number of square feet of rentable computer space contained in the Premises by S14.00 per rentable square foot per annum, (B) the Tenant's Proportionate Share shall be equal to the percentage calculated by dividing the total rentable area of the Building set forth in Subsection 4.A.(iv) into the total rentable area of the Premises. Promptly after Landlord has notified Tenant of such determination and recalculations, Landlord certifies the following and Landlord and Tenant agree to enter into an amendment to this Lease: (A) defining the rentable area of the Premises, as determined by Landlord; (B) defining the Base Rent as recalculated; and (C) defining the Tenant's Proportionate Share as recalculated.

     A-2. In the event that the total rentable area of the Building or the Premises increases or decreases during the Term, Landlord shall recompute the Base Rent, if applicable (using the then-current Base Rent) and the Tenant's Proportionate Share in accordance with A-1. Promptly after Landlord has notified Tenant of such recomputation, Landlord and Tenant agree to enter into an amendment to the Lease: (A) describing and designating the Premises to reflect any increase or decrease, if applicable; (B) defining the Base Rent as recomputed, if applicable; and (C) defining the Tenant's Proportionate Share as recalculated.

     A-3. In the event that the number of square feet of rentable area in the Premises or the Building as stated in the Lease or any amendment thereto is in error, Landlord and Tenant agree to recompute, promptly after such error is discovered, the Base Rent, if applicable (using the then-current Base Rent) and the Tenant's Proportionate Share in accordance with Section A-1. Promptly after such recomputation, Landlord and Tenant: (1) agree to enter into an amendment to the Lease (A) setting forth the correct number of square feet of rentable square feet in the Building and/or the Premises, as applicable (B) defining the Base Rent as recomputed, and (C) defining the Tenant's Proportionate Share as recomputed; and (2) agree to retroactively adjust Base Rent and the Tenant's Proportionate Share as recomputed. If an error in the number of square feet in the Premises or the Tenant's Proportionate Share previously resulted in Tenant being overcharged, Landlord, upon discovery of the error, will retroactively adjust the square footage and/or Tenant's Proportionate Share so as to accord Tenant a credit against Rent due.

     A-4. Notwithstanding anything in the Lease or Exhibits thereto to the contrary, Tenant shall pay no Base Rent for the first nineteen (19) months of the Term, the forty-ninth month of the Term beginning with the Commencement Date and the sixty-first month of the Term.

     A-5. Tenant shall pay Base Rent, subject to the remeasurement provisions of Section A-1. through A-3. and further subject to the abatement provisions of Section A-4., for the Premises, as follows:

     (1) During the period September 1, 1987 through August 31, 1990, at the annual rate of $206,432.25, payable in equal monthly installments of $17,202.69 each.

     (2) During the period September 1, 1990 through August 31, 1991, at the annual rate of $211,593.05, payable in equal monthly installments of $17,632.75 each.

     (3) During the period September 1, 1991 through August 31, 1992, at the annual rate of $216,753.86, payable in equal monthly installments of $18,062.82 each.

     (4) During the period September 1, 1992 through August 31, 1993, at the annual rate of $221,914.66, payable in equal monthly installments of $18,492.89 each.

     (5) During the period September 1, 1993 through August 31, 1994, at the annual rate of $227,075.47, payable in equal monthly installments of $18,922.96 each.

     (6) During the period September 1, 1994 through August 31, 1995, at the annual rate of $232,236.28, payable in equal monthly installments of $19,353.02 each.

     (7) During the period September 1, 1995 through August 31, 1996, at the annual rate of $238,429.24, payable in equal monthly installments of $19,869.10 each.

     (8) During the period September 1, 1996 through August 31, 1997, at the annual rate of $244,622.21, payable in equal monthly installments of $20,385.18 each.

     (9) During the period September 1, 1997 through August 31, 1998, at the annual rate of $250,815.18, payable in equal monthly installments of $20,901.27 each.

     (10) During the period September 1, 1998 through August 31, 1999, at the annual rate of $257,008.15, payable in equal monthly installments of $21,417.35 each.

     (11) During the period September 1, 1999 through August 31, 2000, at the annual rate of $264,233.28, payable in equal monthly installments of $22,019.44 each.

     (12) During the period September 1, 2000 through August 31, 2001, at the annual rate of $271,458.40, payable in equal monthly installments of $22,621.33 each.

     (13) During the period September 1, 2001 through August 31, 2002, at the annual rate of $278,683.53, payable in equal monthly installments of $23,223.63 each.

     A-6. If Tenant is not in default, and on written notice delivered to Landlord no later than November 30, 1992, Tenant shall have the right to cancel and terminate this Lease, effective November 30, 1993, contingent on Tenant having paid to Landlord no later than November 30, 1993, a sum equivalent to the total of the following:

     (1)  $230,000.00, plus

     (2) a dollar sum representing the product obtained by multiplying: (a) $20.00 by (b) the number of square feet of rentable area for which Tenant is then under lease, insofar as said number exceeds the total of rentable square feet contained in the Initial Office Space and Initial Computer Space, plus

     (3) Any unpaid amounts owed by Tenant to Landlord pursuant to Tenant obligation to repay Landlord for amounts advanced by Landlord as to office space converted to computer space, pursuant to Section A-17.

     (4) Any amounts that become Landlord's obligation to pay to Computer Sciences Corporation to effect a termination of that tenant's lease, pursuant to Section A-20. (but not to exceed $35.000.00).

     A-7. If Tenant is not in default, it shall have the option (the "Option") to purchase the Land and Building (collectively referred to herein as the "Property") for the price of $8,300,000.00 exercisable during the two-year period of the Lease Term between September 1, 1992 and August 31, 1994 (the "Option Period"). The Option shall be exercised by notice in writing to Landlord, such notice to include an earnest money deposit in the amount of $100,000.00 made payable to Chicago Title and Trust Company as Escrowee. Within five (5) days thereafter the parties shall execute and deliver to each other a purchase contract identical in substance to the form attached hereto as Exhibit A-A (the "Purchase Contract") and a deed and money escrow agreement as contemplated in the Purchase Contract, and the earnest money shall be deposited into the Escrow.

     Upon exercise of the purchase option, Tenant's option to cancel the Lease pursuant to paragraph A-6, shall terminate.

     Purchaser may, beginning July 1, 1992 and during the Option Period and prior to the exercise of the Option, exercise a right of inspection by notice in writing to Landlord. Upon exercise of its right of inspection, Tenant, its agents and representatives shall be entitled, upon reasonable notice to Seller,
(i) to perform inspections and tests of the Building, including but not limited to, all leased areas and structural and mechanical systems within the Improvements; (ii) examine and copy any and all books and records maintained by Seller or its agents relating to receipts and expenditures pertaining to the Project for the three (3) most recent full calendar years and the current calendar year; (iii) make investigations with regard to zoning and building code requirements; and (iv) make market studies and real estate tax analyses. Without limitation of the foregoing, Purchaser or its designated independent accounts may audit the operating statements for the Project at Purchaser's sole cost and expense and Seller shall supply such documentation as Purchaser or its accountants may reasonably request to complete such audit.

     Within five (5) days after receipt of notice of the right of inspection, Landlord shall deliver to Tenant true, accurate and correct copies (or the originals thereof for reproduction by Tenant) of the following:

          (i) All leases related to the Property, together with a statement of any rents and other charges in arrears or prepaid thereunder and the period for which such rents or other charges are in arrears or have been prepaid and the most current rent roll and operating statement for the Project. The rent roll shall set forth with respect to each of the leases the following: the space covered thereby, the date and term thereof, renewal options, if any, the rent and other charges payable thereunder, including escalations and percentage rentals payable thereunder and the period for which such rents and other charges are in arrears or have been prepaid, the amount of security deposit thereunder, and the utilities, if any, which are furnished as part of the rent. Any rentable area in the Project that is vacant shall be shown on the rent roll;

          (ii) All certificates of occupancy, licenses, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction over the Project as are in the possession of Landlord or its agents;

          (iii) All insurance policies currently in force and effect for the Project;

          (iv) All service, executory, employment and union contracts affecting the Project and a list of all employees of Landlord.

          (v) All existing policies of title insurance and surveys of the Property.

          (vi) All engineering and inspection reports for the Property.

          (vii) All mortgage documents.

          (viii) Proposed Exhibits "A" through "J" to the Purchase Contract.

     Tenant shall have until forty-five (45) days after receipt of all of the documents referred to above (the "Feasibility Period") to investigate and satisfy itself as to the feasibility and desirability of owning and operating the Project. The notice of the right of inspection may be exercised by Tenant three (3) more times during the Option Period. The documents to be delivered to Tenant by Landlord for any additional Feasibility Periods shall supplement and update the documents previously delivered. In the event that Tenant is not satisfied for any reason with the result of its investigation, Tenant may, in its sole discretion, elect not to exercise the Option. If the Option is not exercised by Tenant during the Option Period, the Option shall terminate at the end of the Option Period.

     Any changes, modifications, notices or new information with respect to the above items (i) through (viii) made or received by Landlord at any time after such items have been delivered to Tenant shall be delivered in writing to Tenant immediately upon such change or modification or receipt by Landlord of such notice or new information.

     Tenant acknowledges that, prior to the commencement of the Option Period, Landlord may refinance the Property. Landlord hereby agrees that in the event of any refinancing, to the extent that the new financing restricts prepayment of the principal balance for any period during or after the Option Period, such financing shall be upon terms which (i) are commercially reasonable in light of then-prevailing market conditions for projects of a similar nature in the metropolitan Chicago area; and (ii) will not interfere with or prohibit the exercise by Tenant of its Option as set forth in this Section A-7.

     A-8. Notwithstanding anything in the Lease or Exhibits thereto to the contrary, Landlord's construction obligation to Tenant to prepare the Premises for Tenant's occupancy shall consist of paying:

     (1) for a turnkey buildout of the Initial Office Space utilizing (a) existing Space Study #2, (with specifications as set forth therein) dated May 21, 1987, by Bilimoria & Associates, Ltd., including telephone, electrical, and reflected ceiling plans, (b) material quantities as required to effect said construction, (c) and finish materials having a value of 125% of Building Standard value of same (as said finish materials are described in Attachment A to Workletter).

Notwithstanding anything herein to the contrary, Landlord also agrees to install (at its own expense) throughout the Initial Office Space full height interior doors of building standard-type finish, parabolic lenses, and upgraded ceiling, as well as providing all necessary demolition, space plan(s), and architectural and mechanical drawings for said Space. Landlord also agrees to provide and install, at its own expense the chiller and related equipment and resulting installation therefor, as detailed in Section 7.A. of the Lease.

The cost of installing the separate circuit and meter as described in Section 7.B. of the Lease shall be allocated as follows:

     1.    Landlord shall pay the first $5,000.00 thereof.

     2.    Tenant shall pay the next $5,000.00 thereof.

     3.    Landlord shall pay the next $5,000.00 thereof.

     4.    Tenant shall pay the next $5,000.00 thereof.

     5.    Landlord shall pay any excess above $20,000.00.

     (2) $10.00 per rentable square foot of area in the Initial Computer Space for:

        (a) Space plan(s), and architectural and mechanical drawings, (for which, collectively, a sum not exceeding $.80 per rentable square foot shall be allocated against the construction allowance).

        (b) Demolition (for which a sum not exceeding $1.00 per rentable square foot shall be allocated), except that if the demolition costs more than said sum, Landlord shall pay the excess above $1.00 per rentable square foot.

        (c) Buildout of said Premises per plans and drawings to be attached hereto as Exhibit A-B, and per Axelrod Construction Company's unit costs, attached hereto as Exhibit A-C.

             Any overage above said construction allowance shall be paid by Tenant.

     A-9. Any portion of the construction allowance accorded by Landlord to Tenant not otherwise utilized pursuant to Section A-8. shall be applied dollar for dollar so as to: (1) increase the Base Rent abatement periods previously granted Tenant at commencement of the Lease Term, (2) at Tenant's option may be applied to the Base Rent abatement periods previously granted Tenant during latter periods in the course of the Lease Term, or (3) at Tenant's option, may be applied to Tenant's dollar obligation incurred, if any, in effecting a termination of Computer Sciences Corporation's lease, pursuant to Section A-20. of the Addendum to Lease, or (4) at Tenant's option, may be applied to Tenant's cost of installing the separate circuit and meter described in Section 7.B. of the Lease.

     A-10. Landlord agrees to and will provide Tenant with a written report, prior to the Commencement Date of the Lease Term, from a mutually agreeable, certified and qualified engineer nominated by Tenant, certifying that the existing computer room equipment and installation is functional and in good working order. After the submission and acceptance of said certification, Landlord shall have no continuing obligation to repair, restore, renovate, or replace the computer room equipment/installation. The afore-mentioned engineering certification shall address the following areas of concern and such other aspects of the integral components of the computer room as may later become apparent:

     (a)  Halon system -- Halon to be fully charged and operable.

     (b) Ed-Pacs -- to be in good working order, and all primary (daily and weekly) and secondary (monthly and annually) maintenance shall have been performed.

     (c) Electrical supply system -- all components to be in good condition and fully operable at their rated capacity.

     (d)  Light bulbs to be replaced, lenses and fixtures cleaned.

     (e) Alarm and/or security systems -- checked, certified as operable and at full capacity.

     (f)  UPS systems -- checked, certified as operable and at full capacity.

     A-11. Subject to rights of renewal, extension, option, or first refusal accorded to the tenants in the Building prior to the execution of this Lease, Tenant shall have the option, if it is not in default under this Lease, unless Tenant is in the process of curing said default, to lease from Landlord, within 120 days from the Commencement Date of this Lease and on prior written notice delivered to Landlord, on the same terms, including concessions, as are contained in this Lease, all or any portion of the Building's rentable area which, as of the date this Lease is executed by both parties hereto, is unleased to any other party (hereinafter "Current Vacant Space").

     Notwithstanding anything in this Section A-11. to the contrary, the area of the Building presently under lease to D.C. Northam Co. or under negotiation for addition to the D.C. Northam Co. lease shall be dealt with as follows:

          Landlord represents to Tenant that Landlord is presently negotiating with said tenant relative to a renewal of said lease, and to include, in said renewal, an additional area consisting of approximately 1,600 square feet of rentable area. Notwithstanding the pending negotiations with D.C. Northam Co., Landlord agrees with Tenant herein that Landlord will not enter into a Lease Amendment with D.C. Northam Co. for said 1,600 square feet for a term expiring later than the termination date of D.C. Northam Co.'s existing lease. If D.C. Northam Co. leases said 1,600 square feet, upon the termination of the term thereof said space shall be considered Current Vacant Space, and all of the terms and conditions contained in Section A-11. and otherwise applicable to Current Vacant Space shall be equally applicable as to said 1,600 square feet. Landlord further agrees that any extension or renewal of lease for the existing D.C. Northam Co. space beyond the current termination date thereof shall be consistent with the notice provisions and Tenant's rights of Section A-13. of the Addendum. Notwithstanding anything in this Lease to the contrary, Tenant herein also expressly consents to Landlord leasing to Williams Electronics Co., Inc. an area consisting of approximately 9,000 square feet of area contained in what is currently space leased to United States Lines, Inc. on the first floor of the Building, for a five (5) year term. If said space is leased to said prospective tenant, said space on the termination of lease therefor shall also be treated as Current Vacant Space and thereafter available to Tenant herein on the terms and conditions as are contained in Section A-11. of this Lease.

     A-12. If Tenant fails to exercise its option for Current Vacant Space, pursuant to Section A-11. hereof, it shall nevertheless have a continuing right of first refusal as to any portion of the Current Vacant Space which another tenant or prospective tenant desires to lease from Landlord, on the following terms and conditions:

     (1) Landlord shall submit to Tenant herein any bona fide offers to lease space in the Building.

     (2) Tenant shall thereafter have the right to match the business terms contained in the bona fide offer submitted to Section A-12.(1) above by advising Landlord in writing within thirty (30) days of receipt of any such bona fide offer of its intent to Lease the premises by said offer on the same terms and conditions as are contained therein.

     (3) If Tenant herein fails to advise Landlord of its intent to lease said premises within said period of time or refuses to lease said premises on the terms and conditions as are contained in said bona fide offer, Tenant's rights of first refusal shall be waived as to said space, if the other tenant or prospective tenant does, in fact, lease said premises. If the terms and conditions in said bona fide offer change during the course of negotiation with the Tenant or prospective tenant and a lease is executed by Landlord pursuant thereto, said lease shall be null and void and Tenant herein shall be entitled to receive consequential damages resulting from its loss therefrom.

     (4) If Tenant herein does exercise its right of first refusal as to said premises, Tenant and Landlord shall, as soon as is practicable thereafter, enter into a Lease Amendment incorporating said premises into the Premises demised by Landlord to Tenant.

     (5) The right of first refusal as to Current Vacant Space shall be a continuing right; i.e.; if the subject premises are leased to another tenant or prospective tenant, Tenant herein shall have the right to lease the subject premises from Landlord pursuant to this Section A-12. upon the expiration of said other tenant or prospective tenant's lease.

     (6) Landlord further agrees with Tenant herein that it shall not hereafter lease any portion or all of the Current Vacant Space to another tenant or prospective tenant for a period of more than five (5) years, including renewals, option terms, or extensions, without first obtaining the consent of Tenant herein, said consent not to be unreasonably withheld.

     A-13. Landlord further agrees that as to any space in the Building hereafter vacated by a tenant under lease in the Building as of the date of the execution of this Lease, by reason of the termination of said tenant's lease or lease term, Landlord will provide Tenant with 300 days prior written notice thereof, (if Landlord, in fact, has 300 days prior knowledge of said termination) and Tenant herein shall thereafter have the right to lease said space to be vacated as follows:

     (1) Within 105 days of the receipt notice from Landlord to Tenant of the expected vacating of said space, on the same terms and conditions as are then applicable to the Premises demised hereby, (except that the abatement of Rent shall be ratably reduced for said space, pursuant to the formula for ratable reduction of construction, as contained in Section A-17.), or

     (2) Thereafter, pursuant to the rights of first refusal accorded to Tenant herein pursuant to Section A-11. and A-12. (except that the abatement of Rent shall be ratably reduced for said space, pursuant to the formula for ratable reduction of construction, as contained in Section A-17.).

     A-14. Landlord further agrees that as to any space in the Building hereafter vacated by a tenant not under lease in the Building as of the date of the execution of this Lease (hereafter "Intervening Tenant"), by reason of the termination of said tenant's lease or lease term, Landlord will provide Tenant herein with 300 days prior written notice thereof (if Landlord, in fact, has 300 days prior knowledge of said termination), and Tenant herein shall thereafter have the right to lease said space to be vacated by the Intervening Tenant as follows:

     (1) Within 105 days of the receipt of notice from Landlord to Tenant of the expected vacating of said space, on the same terms and conditions as are then applicable to the Premises demised hereby, (except that the abatement of Rent shall be ratably reduced for said space, pursuant to the formula for ratable reduction of construction, as contained in Section A-17.), or

     (2) Thereafter, Tenant shall have the rights of first refusal accorded it herein pursuant to Section A-11. and A-12. (except that the abatement of Rent shall be ratably reduced for said space, pursuant to the formula for ratable reduction of construction, as contained in Section A-17.).

        Landlord shall use its best efforts in negotiating lease(s) with Intervening Tenant(s) to assure that Landlord shall have the right under said lease(s) to substitute premises, if required, for said Intervening Tenant(s).

     (3) If said space is vacant and Landlord fails to procure a new tenant for it, Tenant having failed to lease it from Landlord pursuant to A-14. (1) above, Tenant shall nevertheless have a continuing right, absent exercise of its first refusal rights accorded in A-14.(2), to lease said space from Landlord, on all the terms and conditions applicable to Intervening Tenant space, except that the rental terms, including any concessions customarily being offered for like space at that time in the Oak Brook market, shall be the then fair market value for said space.

        In case of a dispute between Landlord and Tenant as to said rental terms, the dispute will be submitted to a binding arbitration process, involving a qualified broker and/or appraiser, with the associated costs divided equally between Landlord and Tenant and a result obtained in 30
        - 40 days from date of submission.

     A-15. The rights of first refusal accorded Tenant by Landlord pursuant to Sections A-13. and A-14. shall be recurring and continuing; i.e.; if Tenant fails or chooses not to exercise its rights when first applicable, said rights of first refusal shall nevertheless survive said initial failure and thereafter be available to Tenant herein, when next available.

     As to any offer(s) to lease space to another tenant or prospective tenant, Tenant herein shall be advised by Landlord of any changes in business terms after Landlord's initial offer(s).

     A-16 Landlord's construction obligation to Tenant herein to prepare the original Premises for Tenant's occupancy shall consist of:

     (1) the turnkey construction for the Initial Office Space, pursuant to Section A-8.

     (2) $10.00 per rentable square foot for each square foot of Initial Computer Space.

     Said construction allowances are intended to pay for space plan(s), architectural and mechanical drawings, (which costs, collectively, shall be accorded an allowance not exceeding $.80 per rentable square foot; as in Section A-8. (2) (a) herein, demolition, and construction of a permanent nature (including wiring and installation thereof) excluding, for example, but not limited to: furniture, trade fixtures, telephone and computer equipment (all as detailed in Section A-8. herein).

     Any additional construction costs are to be borne solely by Tenant, except that Landlord shall be solely responsible for paying all costs associated with installation of air conditioning necessary to comply with Landlord's obligation pursuant to Section 7. of Lease relative to the difference between the 4,513 square feet of rentable area (Initial Office Space) and the 10,000 rentable square feet of potential office space, or a difference of 5,487 rentable square feet.

     A-17. Landlord's construction obligation as to any space in the Building presently built out as office space which Tenant leases from Landlord subsequent to the Premises originally demised, shall be ratably reduced from $20.00 per rentable square foot allowance; e.g.; if Tenant leases space at a point in time when 10% of its Term has expired, Landlord's construction obligation shall be reduced to $18.00 per rentable square foot.

     As to any space in the Building built out as office space at the time this Lease is executed and subsequently leased by Tenant and used as computer space, Landlord's construction obligation shall consist of paying $20.00 per rentable square foot, ratably reduced pursuant to the above formula in relation to the amount of the Term remaining when said space is leased. Said primary costs shall be paid by Landlord and Landlord shall not be entitled to a refund of same. Landlord, however, agrees to pay any and all additional construction costs associated with said build-out. To the extent any such additional costs exceed the result of the construction formula associated with said secondary space, Landlord shall advance said costs, but Tenant shall repay Landlord for those advances, fully amortizing said sum over the balance of the Term then remaining, together with interest at a rate equivalent to 100 basis points above the United States Treasury Department's cost of borrowing for the same period of time, in equal monthly installments, together with Rent, and as Rent.

     Notwithstanding the contents of this Section A-17. to the contrary, Landlord's $20.00 per rentable square foot construction obligation for computer space leased as of the date of the execution of this Lease may be applied to:

     (1)  construction, or

     (2)  additional abated Base Rent otherwise due for said computer space, or

     (3) any costs to be borne by Tenant associated with the buyout, if any, of Computer Sciences Corporation's lease for computer space.

     A-18. All options to add space and/or exercise of rights of first refusal shall, under all circumstances, reflect a Termination Date which is the same as the Termination Date of the Premises originally demised.

     A-19. Only Base Rent is abated pursuant to Section A-4.; Tenant shall have the obligation to pay from the Commencement Date of this Lease its proportionate share of all Taxes and Operating Expenses, as said terms are defined in the Lease.

     A-20. Upon notice from Tenant to Landlord, Landlord and Tenant agree to use their best efforts to negotiate a termination of the lease between Landlord and Computer Sciences Corporation for that tenant's computer space in the Building. Landlord agrees to pay the first $50,000.00 required to effect such a termination; any amounts above $50,000.00 required to effect a termination will be paid by Tenant herein.

     A-21. If Tenant is not in default, or is in the process of curing said default, and on written notice delivered to Landlord no later than twelve (12) months prior to the end of the Term of this Lease, Tenant shall have the right to renew this Lease for an additional term of five (5) years, commencing September 1, 2002 and terminating August 31, 2007 (hereafter "First Extended Term"), on all the terms and conditions of this Lease, except as follows:

     (1)  There shall be no abatement of Rent.

     (2) Landlord's construction obligation as to any space not leased by Tenant prior to the Commencement of the First Extended Term shall consist of paying the cost of a then-building standard buildout. If the First Extended Term expires and Tenant has not renewed the Lease for the Second Extended Term, Tenant will refund to Landlord on or by August 31, 2007, an amount equal to the unamortized cost of said buildout, based on a five (5) year amortization schedule, e.g.; if Tenant leases space for the first time at the end of the second year of the First Extended Term, and the then-building standard buildout is $15.00 per rentable square foot, and Tenant does not renew pursuant to Section A-22., Tenant will owe Landlord on or by August 31, 2007 the sum of $6.00 per rentable square foot so leased ($15.00 X 40% = $6.00/rentable square foot).

     (3)  Tenant shall have no right to cancel or terminate the Term of Lease.

     (4) The Base Rent for said First Extended Term shall be an amount, on a per rentable square foot per annum basis, which is the greater of:

        (a) Tenant's Base Rent rate as of the commencement of the First Extended Term, or

        (b) 80% of the then fair market value for equivalent space in the Oak Brook Market.

     A-22. If Tenant is not in default, or in the process of curing said default, and on written notice delivered to Landlord no later than twelve (12) months prior to the end of the First Extended Term of this Lease, Tenant shall have the right to renew this First Extended Term for an additional term of five
(5) years, commencing September 1, 2007 and terminating August 31, 2012 (hereafter "Second Extended Term"), on all of the terms and conditions of this First Extended Term, except as follows:

     (1)  There shall be no abatement of Rent.

     (2) Landlord's construction obligation as to any space not leased by Tenant prior to the commencement of the Second Extended Term shall consist of paying the cost of a then-building standard buildout ratably reduced by the percentage of the Second Extended Term that has expired prior to the commencement date of the lease term for said space; e.g.; if Tenant leases space for the first time at the end of the second year of the Second Extended Term, and the then-building standard buildout is $15.00 per rentable square foot, Landlord's construction obligation therefor shall be $9.00 per rentable square foot so leased ($15.00 X 60% = $9.00/rentable square foot).

     (3)  Tenant shall have no right to cancel or terminate the Term of Lease.

     (4) The Base Rent for said Second Extended Term shall be an amount, on a per rentable square foot per annum basis, which is the greater of:

        (a) Tenant's Base Rent rate as of the commencement of the Second Extended Term, or

        (b) 80% of the then fair market value for equivalent space in the Oak Brook market.

     A-23. At any time after the execution of this Lease, but before the Commencement Date hereof, Tenant shall have the right to enter into the Premises to test the facilities therein and set up necessary equipment, and, pursuant to this Lease, to occupy the Initial Computer Space at any time, and the Initial Office Space after completion of its reconstruction. Landlord shall cooperate fully in granting access to Tenant therefor, but shall impose such reasonable requirements as are necessary to assure security for, and control of, the Building. During such period of time prior to the Commencement Date hereof, Tenant agrees to hold Landlord harmless from any damage, liability or claims it may suffer as a result of Tenant's activities and to indemnify Landlord for any losses, claims, damage, or liability (except as same result from Landlord's gross negligence) Landlord may suffer by reason of Tenant's activities in the Premises. All of the applicable provisions of this Lease relating to construction, insurance, covenant against liens, possession, repairs, fire and casualty, rules and regulations, shall be equally applicable during this period of time prior to the Commencement Date.

     A-24. Prior to signage other than building standard signage, tenant shall have the right to erect and the obligation to maintain, both at its sole cost, any desired signage in the interior or on the exterior of the Building, subject to Landlord's consent, not to be unreasonably withheld, and further subject to applicable rules and ordinances of any governmental body, including, but not limited to, the Village of Oak Brook. Tenant's signage rights, subject to this Section, shall be exclusive to Tenant only (and not accorded to any other tenant or prospective tenant in the Building) after such time as Tenant herein has leased one-half or more of the rentable square feet in the Building; at that point in time, Tenant shall also have the right to rename the Building, subject to Landlord's consent, not to be unreasonably withheld.

     A-25. The uninterrupted power supply system (UPS) presently in the Building will be maintained jointly by Landlord, Tenant, and Computer Sciences Corporation, with Tenant paying its proportionate share of the cost of said maintenance. Tenant will immediately utilize its best efforts to negotiate with Computer Sciences Corporation a joint maintenance agreement of the UPS system. If such an arrangement is made, Landlord's maintenance obligation shall be waived.

     Landlord's maintenance obligation, so long as it exists hereunder, shall be undertaken with a responsible and qualified maintenance firm. Landlord and Tenant shall use their best efforts to agree on a maintenance contractor; in the event the parties fail to reach agreement, Landlord shall have the right to choose the contractor.

     A-26. Tenant shall have the exclusive right to use five (5) assigned covered parking spaces and five (5) assigned uncovered parking spaces on the parking lot of the Building during the Term of Lease, or any renewal thereof, without charge, as agreed upon by Landlord, and Tenant as shown on Exhibit E. At such time as Tenant leases from Landlord additional space beyond the Premises originally demised, Landlord agrees to provide Tenant with additional, exclusive assigned parking spaces at the ratio of one parking space per 1,000 square feet of rentable area so leased, on the parking lot of the Building, for the Term of the Lease, or any renewal thereof, without charge, as agreed upon by Landlord, and Tenant, with one-half of said spaces being covered and one-half uncovered.

     A-27. In addition to the Option granted to Tenant in section A-7. hereof, Tenant has the following rights:

     In the event that Landlord receives a bona fide offer (the "Offer") from a third party to purchase the Property which Landlord desires to accept, Landlord shall first give written notice (the "Notice") thereof to Tenant. The Notice must be received by Tenant not less than thirty (30) days before the proposed sale and shall state the date of the proposed sale, the name and address of the proposed purchaser, and shall include a copy of the Offer specifying the terms and conditions of the proposed sale. Within thirty (30) days after the receipt of the Notice, Tenant shall have a right of first refusal to purchase the Property on the terms and conditions set forth in the Offer except as to the proposed date of sale contained therein. If Tenant exercises its right of first refusal to purchase the Property, by written notice to Landlord, Tenant and Landlord shall, as soon as is practicable thereafter, enter into a contract for sale and purchase of the Property on the same terms and conditions as contained in the Offer except the date of sale shall be sixty (60) days after exercise of the right of first refusal.

     The right of first refusal accorded Tenant by Landlord pursuant to this Section A-28 shall be recurring and continuing; i.e., if Tenant chooses not to exercise its right when first applicable, and the Property remains unsold, the right of first refusal shall nevertheless continue to be available to Tenant, when next applicable. As to any Offer from any prospective purchaser to purchase the Property, Landlord shall advise Tenant of any changes in terms or conditions from those contained in the Offer attached in the Notice, whereupon Tenant shall have thirty (30) additional days in which to exercise the right of first refusal as set forth herein.

     A-28. Except as amended, modified, or supplemented hereby, all of the terms and conditions of the Lease and Exhibits thereto shall remain in full force and effect. Wherever there is a conflict between the Lease (and Exhibits thereto) and this Addendum, the Addendum shall control and prevail.

ACCEPTED AND AGREED:                             LANDLORD:
                                                 By: LaSalle National Bank, not personally
TENANT: GIS Information Systems, Inc.            but as Trustee U/T/A #107194
By:                                              By: /s/ [Signature]
Attest:                                          Its:
                                                 and
                                                 815 Commerce Drive REIP
                                                 By: /s/ [Signature]
                                                 Its:
                                                 Tenant's Guarantor(s)

                                   EXHIBIT A

                               EXHIBIT B TO LEASE
                                      FOR

                               815 Commerce Drive
                            Oak Brook Illinois 60521
Certified Collateral Corporation

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

Gentlemen:

     You (hereinafter called "Tenant") and we (hereinafter called "Landlord"), are executing simultaneously with this letter agreement a written lease (the "Lease") covering certain premises, as more particularly described in said lease, in the building known as 815 Commerce Drive.

     To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this letter agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

     1. (a) Landlord, at Landlord's cost and expense (as detailed in A-8. to Addendum to Lease) shall do the work outlined in accordance with Axelrod Construction Co.'s unit costs, attached as Exhibit A-C, and quantity breakdown" identified by Landlord and Tenant and attached hereto (hereinafter called "Work"). Landlord shall pay for the necessary initial architectural drawings for the work (hereinafter called "Plans") to be drawn at a cost (as detailed in A-8. to Addendum to Lease), by Tenant's space planner and engineer. The Plans must include partition drawings, telephone and electric drawings and reflected ceiling drawings and must be suitable in all respects for submission to the Building Department of the village of Oak Brook in order to obtain a building permit. All of the Plans are expressly subject to Landlord's written approval. Tenant has assured itself by direct communication with its space planner or architect that the Plans can be delivered to Landlord by Tenant on or before June 15, 1987, provided that Tenant promptly furnishes complete information concerning Tenant's requirements with respect to the Work to said space planner or architect as and when requested by them. Tenant covenants and agrees to cause said Plans to be delivered to Landlord on or before said date. Landlord will, at Landlord's sole cost and expense, have mechanical (sprinkler, air conditioning, heating, electric and plumbing) drawings prepared by Landlord's mechanical engineer covering, and limited to, the mechanical elements of the Work as shown on the Plans as the Work relates specifically to Building Standard installations as set forth in Addendum hereto.

     (b) Except as set forth in subparagraph (a), Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to said premises. Any other work in said premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with said terms and conditions.

     2. If Landlord further agrees to perform, at Tenant's request and upon submission by Tenant (at Tenant's sole cost and expense) of all necessary drawings, plans and specifications, any other work in addition to the Work described in Paragraph 1 hereof, such other work to be done at Tenant's sole cost and expense as a Tenant's extra. Prior to commencing any such other work requested by Tenant. Landlord shall submit to Tenant written estimates of the cost of such other work. If Tenant shall fail to approve said estimates within seven (7) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay to Landlord promptly upon being billed therefor, at any time and from time to time, the cost of all such other work together with ten percent (10%) of said cost for Landlord's overhead. Landlord shall not charge a fee for itself for the initial construction.

     3. Notwithstanding the date provided in the Lease for commencement of the term thereof, Tenant's obligation to pay rent thereunder shall not commence until Landlord shall have substantially completed all of the Work to be done by Landlord as described in Paragraph 1 hereof; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of

     (a) Tenant's failure to furnish the Plans for the Work in accordance with paragraph 1 hereof, or

     (b) Tenant's failure to approve cost estimates within the time specified in paragraph 2 hereof, or

     (c) Tenant's request for materials, finishes or installations other than Building Standard, or

     (d) Tenant's changes in the Work or the Plans thereof (notwithstanding Landlord's approval of such changes); or

     (e) The performance of any work by Tenant or any person, firm or corporation employed by Tenant; or

     (f)  Any fault of Tenant or its agents,

the commencement of the term thereof and the payment of rent thereunder shall not be affected or deferred on account of such delay.

     4. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter said premises prior to the date specified as the commencement of the term of the Lease in order that Tenant may do such other work as may be required by Tenant to make said premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to commencement of the term, then such permission however, is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents in doing Landlord's work in said premises or for other tenants and occupants of said building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice, to Tenant. Tenant agrees that any such entry into and occupation of the premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage (except for the negligence of Landlord, its agents, employees, servants, contractors and invitees) which may occur to any of Tenant's work and installations made in said premises or to properties placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk.

     5. Notwithstanding anything in this Exhibit or in the Lease to the contrary, Tenant shall have the right, as to construction work performed after the work associated to install Tenant in the Premises, to choose its own contractor if its bid is lower and/or bid out said work. If Tenant thereafter engages its own contractor to perform the requisite construction, Landlord shall have no supervisory capacity as to said contractor, but said contractor shall:

     (a) Provide Landlord with a current certificate of insurance, satisfactory in content and coverage.

     (b) Adhere to the then-prevailing practice in Oak Brook relative to the hiring of union personnel for the construction.

     (c)  Provide Landlord with a performance bond for the subject construction.

     (d) Possess a current contractor's license enabling it to perform construction in Oak Brook.

     (e) Certify to Landlord that it has, for each of the three (3) years previous to the subject construction, performed and completed similar construction in an amount of not less than $2,000,000.00 in value.

     Any such Tenant-contracted construction shall be performed in a timely, diligent and workmanlike manner and Tenant shall be solely responsible for the quality of such work.

     Tenant agrees to indemnify and hold Landlord harmless from any claims arising from, or as a result of, any such Tenant-contracted construction.

     If the foregoing correctly sets forth our understanding, kindly sign as indicated below.

ACCEPTED AND AGREED:                             LANDLORD:
                                                 By: LaSalle National Bank, not personally
TENANT: GIS Information Systems, Inc.            but as Trustee U/T/A #107194
                                                 By:
By:
                                                 Its:
Attest:
                                                 and
                                                 815 Commerce Drive REIP
                                                 By:
                                                 Its:
                                                 Tenant's Guarantor(s)

                                   EXHIBIT B

                         Drawing of Subleased Premises

                          815 Commerce Drive Building

                           Attachment A to Workletter

The Building Standard is:

1. Full height, solid core, single leaf entry door(s) in accordance with building code with lever handle(s) and lockset.

2. Partitions where designated on the Plans not to exceed one (1) lineal foot for each fifteen (15) square feet of usable area.

3. Standard height interior door frames and solid core doors including door stops, hinges, and latchset hardware where designated on the Plans not to exceed one (1) door for each five hundred (500) square feet of usable area.

4.   Suspended mineral acoustical tile ceiling throughout the Premises.

5. Recessed two foot by four foot (2' x 4') fluorescent light fixtures in a quantity not to exceed one (1) fixture for each eighty (80) square feet of usable area. The lighting fixtures shall be controlled by one (1) switch for each six hundred (600) square feet of usable area.

6. Duplex electrical wall receptacles on the basis of not more than one (1) receptacle for each 200 square feet of usable area.

7. Telephone outlets, in walls, on the basis of not more than one (1) outlet for each two hundred fifty (250) square feet of usable area.

8. Floor covering allowance of One Dollar ($1.33) per usable square foot of floor space.

9.   Sprinkler heads in a quantity as and if required by Oak Brook Building
     Code.

10.  Standard building window treatment on all exterior windows.

11. Painting and partitions and columns and interior side of exterior window walls in Landlord's standard manner, colors to be selected by Tenant from Landlord's Building Standard Colors; but not more than one (1) color in any one room or other area.

(LOGO)                             EXHIBIT C

                          TENANT ESTOPPEL CERTIFICATE

TO: The AEtna Casualty and Surety Company and/or whom else it may concern:

THIS IS TO CERTIFY THAT:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated ___________________ by and between _____________________ as Lessor
     (Landlord) and ________________________________________________________ as
     Lessee, covering those certain premises commonly known and designated as
     _______________________________________________________________________

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none."_______________________________________
     _______________________________________________________________________

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, sate "none."_________________________________
     ______________________________________________________________________

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since __________, 19___. The lease term began ________, 19___, and the rent for said premises has been paid to and including ________, 19___. No rent has been prepaid for more than two (2) months. The fixed minimun rent being paid as above is $________ per month.
     _______________________________________________________________________

5. The Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, and no offset or deduction in rent, except as otherwise allowed pursuant to the Lease.

6. The undersigned has received or will receive payment or credit for tenant improvement work in the total amount of $__________ (or if other than cash, describe below). If none, state "none."___________________________________
     __________________________________________________________________________

7. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

8. This certification is made to induce The AEtna Casualty and Surety Company to make certain fundings, knowing that The AEtna Casualty and Surety Company relies upon the truth of this certificate in disbursing said funds.

9.   Standard Mortgagee Protection Clause attached hereto as Exhibit A


Dated this ____________ day of ___________ 19___.


                                           __________________________, LESSEE

                                           By:_______________________________

                                           Its_______________________________

                                   GUARANTEE

         In order to induce Landlord to enter into the foregoing Lease, CCC Information Services, Inc. (the "Guarantor") hereby directly, absolutely, and unconditionally guarantees to Landlord and Landlord's successors and assigns the full and punctual payment of Rent due under the Lease and the full, complete and timely performance of all of Tenant's obligations under the Lease.

          Any act of the Landlord or its agents, or the successors or assigns of the Landlord, or their agents consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, or to the release of any collateral providing security for the full performance of Tenant's obligations may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

          The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in the Lease contained on the Tenant's part to be performed or observed, nor by any modification of the Lease, but in case of any such modification the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

          The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors', receivership, bankruptcy, or other proceedings; (b) the impairment, limitation, or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings;
(d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; (f) the cessation from any cause whatsoever of the liability of the Tenant other than a termination of Lease (resulting from a judgment by a court of competent jurisdiction) due to Landlord's default; or
(g) the impairment or release of any collateral securing the full performance of Tenant's obligation.

           Guarantor's liability herein is direct, absolute, continual, and unconditional and is joint and several and independent of the obligations of Tenant, and a separate actions or actions may be brought and the obligation of the Guarantor may be immediately enforced without necessity of any action against Tenant or collateral and prosecuted against Guarantor whether or not action or actions are brought against Tenant or whether or not Tenant is joined in any such action or actions or whether or not Landlord has resorted to any collateral, and Guarantor waive benefit of any enforcement thereof.

                             EXHIBIT D TO LEASE FOR
                               815 Commerce Drive
                             -----------------------
                              Oak Brook, Illinois
                             -----------------------
                             RULES AND REGULATIONS

       RULES AND REGULATIONS. Tenant agrees to observe (to the extent not inconsistent with rights granted under the Lease) the rights reserved to Landlord in the lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building:

       (a) Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from the atrium areas of the Building.

       (b) Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, not to be unreasonably withheld.


       (c) Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or atriums, or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

       (d) Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound, waves, or dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises, without the prior consent of Landlord, not to be unreasonably withheld.

       (e) Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

       (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any building controls. Tenant shall keep public corridor doors closed.

       (g) Two door keys for door in the Premises will be furnished at the commencement of the lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

       (h) Tenant assumes full responsibility (subject to the negligence of Landlord, its agents, employees, servants, contractors or invitees) for protecting its space from theft, robbery and pillerage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

       (i) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

       (j) Tenant shall not install and operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

       (k) Except as otherwise provided in the lease, no person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

       (l) Tenant shall not, and Tenant shall not permit or suffer anyone to:

                 (1) Cook in the Premises;

                 (2) Place vending or dispensing machines of any kind in or about the Premises;

                 (3) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form;

However, with prior written consent of Landlord, such activities may be permitted in lounges or other facilities designated for this purpose, or in Tenant's Premises.

          (m)  Tenant shall not:

               (1) Use the Premises for lodging or for any immoral or illegal purposes.

               (2) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

               (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

          (n) In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzine, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to require Tenant to make immediate payment for the whole of the increased insurance premium.

          (o) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

          (p) If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

          (q) Tenant shall not move into the Premises or allow itself to be moved into the Premises, in whole or in part, nor move from the Premises or allow itself to be moved from the Premises, in whole or in part, unless it shall first contact Landlord and make arrangements to do so at such reasonable times as Landlord may direct.

                                   (GRAPHIC)

                                   EXHIBIT F

                            S.H. COHEN & ASSOCIATES
                  Consulting Mechanical & Electrical Engineers

                                                                 May 30, 1987
Mr. Larry Elsberg
LaSalle Mortgage & Realty Co. Inc.
4301 W. Petersn Ave.
Chicago Ill. 60646

                                            RE: GIS Information Systems
                                                815 Commarce Dr., Oakbrook
Dear Larry:

     Following is a description of the new H.V.A.C. system being designed to serve the GIS Information Systems offices at 815 Commarce Drive.

     The existing H.V.A.C. is located on the second floor and serves all tenant space on that floor with the exception of the computor room.
The new tenant space will be diconnected from this system and a new system will be installed to serve only this space.

     The new system will be a roof top variable volume System, designed to operate 24 hours a day 365 days per year. This system will provide both heating and cooling for the tenant space. The system components and operation is as follows.

     The main air handler and refrigeration equipment will be a package unit with a capacity of approx. 30 tons of refrigeration located on the roof above the tenant space. This package unit will provide both the ventilation air and cooling for the space. The unit will have a economizer cycle to provide free cooling when the outside air temperature is low enough to satisfy the space requirements. The control to start and stop the unit will be located in tenant space. Conditioned air to the perimeter rooms will be delivered to variable volume fan powered boxes with hot water heating coils controlled by automatic valves. Interior rooms will be served by variable volume boxes. Each box will be considered as a control zone operated by a thermostat to provide independent control of the space served. Each control zone will serve multiple rooms as long as they have the same outside exposure and usage. Space such as conference rooms will have independent control for each room.

                            S.H. COHEN & ASSOCIATES
                  Consulting Mechanical & Electrical Engineers

     Fan powered boxes operate as variable volume boxes as long as heating is not required, when heating is required the fan and coil are activated automatically by a thermostat to provide a constant heated air flow to the space. The variable volume box provides a variable air flow to the space by controlling a damper in the box. The control of both boxes is accomplished by a thermostat located in the space served. The system is very flexible and additional control zones can be added if the tenant so desires. The hot water system used to provide heat to the box will be provided by the existing building system. The building hot water system operates 365 days a year so hot water is always available.

     The system I have just described is very energy conserving and the present state of the art. If you require any additional information as to the exact operation of each component I will be happy to provide you with a detailed description.




                                                                      Sincerely:


                                                               /s/ Sheldon Cohen

                                   EXHIBIT G

                              MEMORANDUM OF LEASE

   THIS MEMORANDUM OF LEASE, made this ______ day of ___________, 1987, by and between LaSALLE NATIONAL BANK, not personally, but as trustee under Trust Number 107194 and 815 COMMERCE DRIVE REIP, an Illinois limited partnership, a beneficiary of said trust (collectively, "Landlord"), and GIS INFORMATION SYSTEMS, INC., an Illinois corporation ("Tenant").

                              W I T N E S S E T H:

     1. Landlord, in consideration of the rents reserved and the terms, covenants, agreements and conditions contained in that certain lease agreement ("the Lease") dated as of the date hereof between Landlord and Tenant, has leased and demised and does hereby lease and demise to Tenant certain office space in the building ("the Building") known as 815 Commerce Drive, Oak Brook, Illinois, located on real property (the "Property") legally described in Exhibit "A" attached hereto and incorporated herein by this reference. Tenant accepts the demised premises subject to the terms and conditions of the Lease.

     2. The term of the Lease (the "Lease Term") commences on or about September 1, 1987 and ends on August 31, 2002. Tenant has options to extend the Lease Term for two (2) additional five (5) year terms, as more fully set forth in the Lease.

     3. Tenant has a right of first refusal, exercisable at any time during the Lease Term, to purchase the Property upon the same business terms as set forth in any bona fide offer to purchase the Property from a third party, which offer Landlord desires to accept, as more fully set forth in the Lease.

     4. Tenant has an option to purchase the Property at a fixed price and on fixed terms during the two-year period of the Lease Term between September 1, 1992 and August 31, 1994, as more fully set forth in the Lease.

This Instrument prepared by               Property Address:
and after recording, please               815 Commerce Drive
return to:                                Oak Brook, Illinois
Irwin I. Gzesh
Sachnoff Weaver & Rubenstein,
   Ltd.
30 S. Wacker Drive, 29th Floor            Permanent Index Number:
Chicago, Illinois 60606                       06 23 407 004

     5. Subject to the rights of other tenants of the Building, Tenant has an option to lease any space available in the Building as of the date of execution of the Lease on the same terms as are contained in the Lease, which option is exercisable within 120 days from the Commencement Date of the Lease, as more fully set forth in the Lease.

     6. In Inanition to the option referred to at Paragraph 5.

This Lease is executed by LA SALLE NATIONAL BANK, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated 10/28/83 and known as Trust No. 107194 at LA SALLE NATIONAL BANK, to all provisions of which Trust Agreement this Lease is expressly made subject. It is expressly understood and agreed that nothing herein or in said Lease contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by said Lessee, and by every person now or hereafter claiming any right or security hereunder; and that so far as said Trustee in concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the premises hereby leased for the payment thereof. It is further understood and agreed that said
Trustee has no agents or employees and merely holds naked legal title to the property herein described; that said Trustee has no control over, and under this Lease, assumed no responsibility for (l) the management or control of such property, (2) the upkeep, inspection, maintenance or repair of such property,
(3) the collection of rents or the rental of such property, or (4) the conduct of any business which is carried on upon such premises.


ATTEST:                                            LASALLE NATIONAL BANK,
                                                   Trustee as aforesaid

/s/______________________                          By:/s/__________________
Secretary                                          Asst. (Vice) President

                                                   ATTEST:

                                                   /s/____________________
                                                   (Assistant) Secretary

STATE OF ILLINOIS )
                  ) SS.
COUNTY OF________ )

       The foregoing instrument was acknowledged before me this day ______ of June, 1987 by ____________ , (Vice) President, and ________________________ ,
(Assistant) Secretary, of GIS Information Systems, Inc., an Illinois corporation, on behalf of the corporation.

                                             ___________________________
                                             Notary Public

                                  * * * * * *
STATE OF ILLINOIS )
                  ) SS.
COUNTY OF_________)

       The foregoing instrument was acknowledged before me this day ______ of June, 1987 by ____________ , general partner of 815 Commerce Drive REIP, an Illinois limited partnership, on behalf of the partnership.

                                             ____________________________
                                             Notary Public

                                  * * * * * *
STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

      The foregoing instrument, was acknowledged before me this ______ day of June, 1987 by ____________ Asst. (Vice) President, and ______________________
(Assistant) Secretary, of LaSalle National Bank, a national banking association, on behalf of said national banking association.


                                            /s/____________________________
                                            Notary Public

                                   EXHIBIT A

Lot 3 in Oak Brook Development Company's Commerce Plaza Subdivision, Unit 2, being a Subdivision of Part of Lot 1 in Butler Company M-1 Incorporated Assessment Plat #1, of Parts of Sections 23 and 24, Township 30 North, Range 11, East of the Third Principal Meridian, According to the Plat thereof recorded June 28, 1968 as Document R68-27679, in DuPage County, Illinois.

                                  EXHIBIT A-A

                         CONTRACT OF PURCHASE AND SALE

                               815 Commerce Drive
                              Oak Brook, Illinois

    THIS CONTRACT (the "Contract") is made and entered into as of this ______ day of _____________, 19 ___ by and between _____________________________
    ________________________________________________________________________
    _________________________________________________________________________
    ("Seller"), and _______________________________________________________
    _________________________________________________________________________
    _________________________________________________________________________
    ("Purchaser").


1.  Sale.

    Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller, for the purchase price and on the terms and conditions herein set forth, that certain two-story building located at 815 Commerce Drive, Oak Brook, Illinois (the "Project"), consisting of: (a) the real estate legally described on Exhibit "A" attached hereto and made a part hereof, together with all rights, easements and interests appurtenant thereto including, but not limited to, all of Seller's right, title and interest in any streets or other public ways adjacent to said real property, before and after vacation thereof and all sidewalk vaults adjacent thereto (the "Real Estate"); (b) all improvements located on the Real Estate including, without limitation, the two-story building located thereon (the "Improvements"); (c) all fixtures, equipment, supplies and personal property owned by Seller located on or in the Real Estate or Improvements or used in connection with the operation and maintenance of the Real Estate or Improvements (the "Personal Property"); (d) all of Seller's right, title and interest in all intangible property used or useful in connection with the foregoing, including without limitation all trademarks, tradenames, contract rights, guarantees, licenses, permits and warranties (the "Intangible Personal Property"); and (e) Seller's interest in all leases and other agreements to occupy the Improvements, or any portion thereof, as amended from time to time (the "Leases").

2.  Purchase Price.

    The purchase price to be paid to Seller by Purchaser is $8,300,000.00 for the Project (the "Purchase Price"). The Purchase Price, plus or minus prorations, shall be paid at Closing (as hereinafter defined) by wire transfer or other immediately available funds.

3.  Closing.

    The purchase and sale contemplated herein shall be consummated at a closing (the "Closing") to take place at the office of Chicago Title Insurance Company (the "Title Insurer") at 111 W. Washington, Chicago, Illinois, on the date sixty (60) days after the date hereof, or at such other time as the parties may agree upon in writing. The closing date in effect from time to time shall be referred to as the "Closing Date." Seller shall deliver possession of the Project to Purchaser at Closing.

    For the purpose of this Contract, in computing any period of time prescribed or allowed by this Contract, the day of the act or event from which the designated period of time begins to run shall not be included, but the last day of the period so computed shall be included, unless it is a Saturday, a Sunday or a holiday as defined or fixed in any statute now or hereafter in force in the State of Illinois, in which event the period runs until and includes the next day which is not a Saturday, a Sunday or such a holiday.

4.  Earnest Money.

    Purchaser has delivered to Seller its earnest money check in the amount of $100,000.00, made payable to the Title Insurer (the "Earnest Money"), which shall be deposited in a deed and money escrow at the Title Insurer pursuant to a deed and money escrow agreement in the form then in use by the Title Insurer as modified to conform with this Contract and, at the request of Purchaser, shall be invested in accordance with Purchaser's directions. All interest earned thereon shall accrue for the benefit of the Purchaser and shall be paid to Purchaser upon Closing or the termination of this Contract, unless the Earnest Money is paid to Seller as a result of Purchaser's default, in which event the interest shall be paid to Seller. Seller shall execute and deliver all documentation as requested by Purchaser or the Title Insurer in order to effectuate the foregoing.

5.  Feasibility Period.

    The parties hereby acknowledge that this Contract is being executed pursuant to an option to purchase the Project, as contained in Paragraph A-7 of that certain lease (the "GIS Lease") dated June __, 1987 by and between LaSalle National Bank, not personally but as Trustee under Trust Number 107194, and 815 Commerce Drive REIP, as landlord, and GIS Information Systems, Inc., an Illinois corporation, as tenant. Pursuant to the GIS Lease, Purchaser was granted a period of time (the "Feasibility Period") during which it was allowed to inspect the Project prior to the exercise of its option to purchase the Project. Notwithstanding anything to the contrary contained in this Contract, no act or failure to act by Purchaser or its agents to verify the accuracy of Seller's warranties and representations set forth in this Contract, shall in any way affect the binding nature of such warranties and representations nor the liability of Seller for any breach thereof.

6. Title and Survey Matters.

(a) No later than thirty (30) days after acceptance of this Contract by Seller, Seller will deliver to Purchaser, at Seller's sole cost and expense, (i) a title commitment (the "Title Commitment") dated on or after the date hereof issued by the Title Insurer committing to issue to Purchaser an ALTA Form B owner's policy of title insurance with respect to the Project in a nominal amount (which shall be increased to the amount of the Purchase Price, not later than fifteen (15) days prior to Closing) showing fee simple title in Seller (the "Title Policy") and
       (ii) copies of all documents, whether recorded or unrecorded, referred to in the Title Commitment. The Title Commitment shall show title subject only to (i) the general exceptions contained in the policy with an extended coverage endorsement over general exceptions 1 through 5,
       (ii) the title exceptions set forth in Exhibit "B" attached hereto and made a part hereof (the "Permitted Exceptions"), and (iii) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at Closing and which Seller may so remove at that time by using funds to be paid upon delivery of the deed hereunder (the "Abatement Exceptions"). The Title Commitment shall also include a Restrictions Endorsement 1, a Location Endorsement and a 3.1 Zoning Endorsement. If the Title Commitment discloses any exceptions to title other than the Permitted Exceptions and the Abatement Exceptions, and if Seller for any reason cannot have such other exceptions waived or insured over (provided, that if such exceptions can be waived or insured over they shall be deemed to be "Abatement Exceptions") Purchaser, at its option may elect' by notifying Seller within ten (10) days after receipt of the Title Commitment, the aforesaid title documents and the Survey referred to in subparagraph (b) below, to terminate this Contract in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further liability to the other. If no such notice is given, this Contract shall remain in full force and effect and any such other exceptions shown in the Title.Commitment shall be deemed to be among the "Permitted Exceptions" except that Seller shall, subject to the provisions of subparagraph (d) below, at its sole cost, cause the Abatement Exceptions to be removed or insured over prior to or at the Closing. Seller shall, at its sole cost, cause the Title Commitment to be later dated effective as of fifteen
       (15) days prior to Closing, said later dated Title Commitment to be delivered to Purchaser no later than ten (10) days prior to Closing, and cause the Title Policy to be issued as of the Closing Date to cover the recording of the deed to be delivered by Seller, as provided herein.


(b) No later than thirty (30) days from the date of Seller's acceptance of this Contract, Seller will deliver to Purchaser, at Seller's sole cost and expense, six (6) prints of an as-built, spotted survey of the Real Estate and Improvements (the "Survey") prepared by a surveyor registered in the State of Illinois and certified by said surveyor to have been prepared in accordance with minimum detail requirements of the American Land Title Association land survey standards as of a date on or after the date hereof, said certificate to be certified to Purchaser, its nominee, lender and the Title Insurer. Without limitation of the foregoing, the Survey shall state the legal description of the Real Estate; the square footage thereof; shall show the location of the Improvements (including distances from perimeter lot lines); all easements and other agreements of record over the Real Estate; easements or other agreements over property other than the Real Estate for the benefit of the Project and shown in the Title Commitment; and adjacent public streets and ways (showing name and width of street). The surveyor shall also certify that the Real Estate is not located in a flood plain. Any encroachment over a lot line, a prohibited encroachment over any easement or any other matter shown on the Survey which other matter does or could in the future materially interfere with the use, operation or financing of the Project or render title thereto unmarketable is referred to herein as a "Survey Defect." If the Survey contains any Survey Defects, Purchaser may elect, by written notice delivered to Seller within ten (10) days after receipt of the Survey to (i) terminate this Contract, in which event, the Earnest Money shall be returned to Purchaser and neither party shall have any further liability to the other, or (ii) direct Seller to comply with the provisions of subparagraph below.

(c) Seller shall deliver to Purchaser no later than twenty (20) days prior to the Closing Date, at its sole cost and expense, searches, dated on or after thirty (30) days before the Closing Date, of the records of the Recorder of Deeds of DuPage County, Illinois and the Secretary of State of Illinois for all UCC financing statements showing Seller and Seller's management agent as debtor (the "Lien Searches").

(d) In the event the later dated Title Commitment, Survey or Lien Searches disclose any unpermitted claim, lien, encumbrance or other defect, including without limitation Abatement Defects and Survey Defects or the Title Insurer refuses to issue the endorsements to the Title Policy described in subparagraph (a) above (the "Defect"), Seller shall, prior to Closing, cause such Defect to be removed or insured over by the Title Insurer not less than ten (10) days prior to Closing, or such later time as Purchaser, in its sole discretion, shall permit. If any Defect is not so removed or insured over not less than ten (10) days prior to Closing, Purchaser, may, at its sole option, either (i) terminate this Contract by written notice to Seller, in which event the Earnest Money shall be returned immediately to Purchaser, and neither party shall have any further liability to the other, except that Seller shall be liable to Purchaser for Purchaser's actual out-of-pocket expenses incurred in connection with this Contract and the Feasibility Period, or (ii) proceed to close the purchase of the Project and deduct from the Purchase Price payable at Closing such sums as Purchaser may deem necessary to remove, or cause the Title Insurer to insure over, such Defect.

7.  Seller's Representations and Warranties.

    Seller represents and warrants to, and covenants with, Purchaser that the following matters are and shall be true as of the date of execution of this Contract and as of the Closing Date:

(a) The leases delivered to Purchaser during the Feasibility Period (the "Leases") constitute the entire agreement with each tenant. No tenant has any right to renew or extend its Lease except as shown on the rent roll ("Rent Roll") delivered to Purchaser during the Feasibility Period as the same have been or will be updated as required in the GIS Lease or elsewhere in this Contract. There are no leases, tenancies, or other rights of occupancy or use for any portion of the Project other than as set forth in the Leases.


(b) None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged, or encumbered except to the first mortgage lender; any such assignment, pledge or encumbrance will be released at or prior to Closing unless Purchaser takes title to the Project subject to such mortgage as provided elsewhere in this Contract. There are no valid claims of offset or defenses to the payment of rents and each of the tenants is in fact paying and performing and is legally required to pay and perform all sums and obligations set forth in the Leases.

(c) Except as otherwise provided in Exhibit "C" attached hereto, no brokerage or leasing commissions, management fees or other compensation are due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof. Any such commissions, fees or other compensation as are identified on Exhibit "C" shall remain the obligation of Seller and Seller agrees to indemnify, defend and save harmless Purchaser from any such liability. All brokerage or leasing commissions and tenant build-out concessions and allowances payable in conjunction with any Lease entered into on or after the date hereof, will be the responsibility of Purchaser and shall be paid by Purchaser, except that, if any tenant under any lease entered into on or after the date hereof is required to make payments of rent after execution of this Contract but prior to Closing, any commissions or concessions made with respect to such lease shall be prorated at Closing.


(d) No tenant or other occupant under any of the Leases and no other person, firm, corporation, or other entity has any right or option to acquire the Property or any portion thereof.

(e) Except as otherwise provided in Exhibit "D" attached hereto, all painting, repairs, alterations and other work expressly required to be performed by the landlord under each of the Leases, and all of the other obligations of the landlord thereunder which are required to be performed prior to Closing (including but not limited to, all tenant build-out work) (the "Tenant Work") have been fully performed and paid for in full or will be fully performed and paid in full on or before the Closing Date and all of the tenants under each of the Leases have unconditionally accepted the space they are occupying in the Project. All Tenant Work identified on Exhibit "D" as remaining to be completed shall either be completed by Seller prior to Closing or Purchaser shall be given a credit at Closing for the reasonably estimated expenses of completing the Tenant Work.

(f) The Rent Roll and the updates thereof (including at the time of Closing), are and shall be true and correct in all material respects.

(g) The statements of income and expense for the Project that are to be furnished hereunder accurately represent the operations of the Project for periods covered thereby and are and will be true and correct in all material respects.

(h) Except as otherwise provided in Exhibit "E" attached hereto, Seller shall have received no written notices from fire or casualty insurance carriers suggesting or requiring physical alterations to the Improvements or any of its mechanical, electrical or plumbing systems, which have not been corrected.

(i) Except as otherwise provided in Exhibit "F" attached hereto, there are no service, executory or other contracts or collective bargaining agreements or employment contracts (either oral or written) with respect to the Project which are not cancellable on sixty (60) days' notice (the "Contracts") and there are no recorded mechanics' or materialmens' liens or claims for such liens affecting the Project or unrecorded mechanics' or materialmens' liens or claims for such liens affecting the Project of which Seller has received notice. Seller shall terminate all non-union employees of the Project, who are not subject to any employment contract identified in Exhibit "F", effective on or before Closing unless Purchaser requests in writing not less than twenty-one (21) days prior to Closing that any of such employees should not be terminated, in which event the salaries and other benefits to which such employee(s) are entitled shall be prorated at Closing.

(j) Except as otherwise provided in Exhibit "G" attached hereto, Seller has no knowledge nor has received notice of any pending, threatened or contemplated condemnation of the Project or any part thereof. The rights of the parties with respect to any pending or threatened condemnation proceeding identified on Exhibit "G" are governed by Paragraph 13 of this Contract.

(k) In the event that Seller is comprised of a land trust and a beneficiary thereof, Seller represents and warrants that the trust is the sole title holder of the Project and that all parties executing this Contract on behalf of Seller are executing this Contract with full power and authority to execute and cause the consummation of this Contract. In the event that Seller does not include a land trust, but instead is a person, partnership or other entity, Seller represents and warrants that it is the sole owner of the Project and is executing this Contract with full power and authority to execute and cause the consummation of the Contract. In either event, Seller represents, warrants and covenants that there shall be no change in the ownership, operation or control of Seller from the date hereof to the Closing and Seller will not create any easements, liens or other encumbrances with respect to the Project.

(l) Seller represents, but does not warrant, that, except as otherwise provided in Exhibit "H" attached hereto, Seller has not been advised of and is not aware of any defect in the condition of the Project, or any portion thereof, which has not been corrected or which will impair the operation of the Project. To the best of Seller's knowledge without any obligation on the part of Seller to investigate, there is no defect in the Real Estate, the Improvements, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein or the roof. To the best of Seller's knowledge, the Personal Property is in good operating condition.

(m) To the best of Seller's knowledge, the Project and the use and operation thereof are in compliance with all applicable municipal and governmental laws, ordinances, regulations, licenses, permits and authorizations and there are presently in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the Project as it is presently being operated (the "Governmental Approvals").

(n) Except as otherwise provided in Exhibit "I" attached hereto, there are no pending or, to the best of Seller's knowledge, threatened judicial, municipal or administrative proceedings affecting the Project or in which Seller is or will be a party by reason of Seller's ownership of the Project or any portion thereof, including without limitation, proceedings for or involving tenant evictions, collections, condemnation, eminent domain, alleged building code or zoning violations or personal injuries or property damage alleged to have occurred on the Project or by reason of the condition or use of the Project. To the extent that any proceeding involving personal injury or property damage exists or later arises due to an act or omission alleged to have occurred prior to Closing, Seller agrees to indemnify, defend and save harmless Purchaser from any liability arising therefrom. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or to the best of Seller's knowledge, threatened, against Seller, any of the entities comprising Seller, nor are any of such proceedings contemplated by Seller, or any of the entities comprising Seller.

(o) Seller represents, but does not warrant, that, except as otherwise provided in Exhibit "J" attached hereto, to the best of Seller's knowledge without any obligation on the part of Seller to investigate, there is no asbestos or other material of a hazardous, toxic or dangerous nature contained within the Project or any component part thereof, including but not limited to, any pipes, ducts, paint, tiles or equipment.

(p) Seller's execution of and performance of this Contract shall not constitute a breach of any agreement, understanding, order, judgment or decree, written or oral, to which any of the entities constituting Seller is a party.

   The continued validity in all respects of all representations and warranties set forth in this Contract shall be conditions precedent to Purchaser's obligations hereunder, which conditions precedent may be waived in writing in whole or in part by Purchaser in its sole discretion. The obligation of Purchaser to consummate this Contract and the transactions contemplated hereby is further subject to the condition precedent that all representations and warranties set forth in this Contract shall be true and correct on and as of the Closing with the same force and effect as if made at that time. In the event that any representation or warranty is determined to be inaccurate on or before the Closing Date, Seller shall take such action as is necessary to remedy the situation causing such inaccuracy. Seller shall deliver an affidavit or certificate to Purchaser at Closing remaking all representations and warranties as of the Closing. With respect to Seller's knowledge relating to the representations and warranties contained in this Paragraph 7, Seller is under no obligation to independently investigate and Seller's failure to independently investigate will not impute knowledge to Seller.

8. Covenants of Seller.

   Seller hereby covenants with Purchaser, as follows:

(a) In the event that after the date hereof, Seller receives notice from any governmental body having jurisdiction over the Project of a building code or other violation, it shall immediately notify Purchaser, send a copy of such notice to Purchaser, Seller shall promptly commence to repair and cure such violation and prosecute the repairs to the Closing with due diligence or otherwise commence to remove such violation of record with due diligence. In the event such repairs (if necessary) are not completed prior to the Closing Date, Seller shall furnish to Purchaser at the Closing, proof of payment for the repairs theretofore made and shall credit Purchaser with a closing adjustment equal to the amount necessary to complete the repairs pursuant to the terms of the contract entered into for such repair work. Such contract shall be entered into with a reputable contractor unaffiliated with Seller and provide for compensation at no greater than reasonably prevailing market rates for the area in which the Project is located. Such contract shall be assigned to Purchaser at Closing. Notwithstanding the foregoing, if the building code or other violation results in a cost to Seller in excess of $400,000.00, Seller may, within fifteen (15) days after receipt of such notice from a governmental body, give notice to Purchaser of its intent to terminate this Contract, subject to Purchaser's right to prevent any such termination by giving notice to Seller, within ten (10) days after its receipt of Seller's notice, agreeing to pay all such costs in excess of $400,000.00, in which event, this Contract shall remain in full force and effect. In the event that Purchaser fails to so notify Seller, this Contract shall terminate, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability to the other, except that Seller shall be liable to Purchaser for Purchaser's actual out-of-pocket expenses incurred in connection with this Contract and the Feasibility Period.

(b) In addition to, but not in limitation or derogation of the above, Seller shall execute and deliver to Purchaser at Closing an assignment or assignments assigning to Purchaser all existing assignable guarantees and warranties issued or made in connection with the construction, improvement, alteration and repair of any improvements or personal property comprising a part of the Project, together with the original of each such guaranty and warranty in Seller's possession, if any.

(c) Prior to Closing and except as otherwise provided herein, unless Seller obtains the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, Seller shall neither execute any new lease nor renew or modify any existing Lease. Withholding of consent by Purchaser shall be deemed to be reasonable if the terms of any proposed new lease or renewal or modification of any existing Lease do not comport with current rental market standards in Oak Brook, Illinois. Subject to the foregoing, Seller shall use reasonable efforts to obtain tenants for all space which is now vacant or which will become vacant prior to the end of the month following the Closing. Seller shall use its best efforts to obtain renewals of existing Leases which expire prior to closing. Without the prior written consent of Purchaser, which shall not be unreasonably withheld, Seller shall not terminate any of the Leases, unless the tenant thereunder shall have materially defaulted. Seller shall not accept from any of the tenants payment of rent more than one month in advance or apply any security deposit to rent due from any tenant. At Closing the security deposit provided for under each of the Leases and all interest accrued thereon, if any, shall be fully assigned to Purchaser.

(d) Prior to Closing, Seller shall not enter into any contract with respect to the Project which will survive the Closing or otherwise affect the use, operation or enjoyment of the Project after the Closing. Further, Seller will deliver to Purchaser copies of any notices it receives from the DuPage County, Illinois Assessor's Office with respect to a change in the assessed valuation of the Real Estate and Improvements.

(e) The existing insurance policies pertaining to the Project shall remain continuously in force to the Closing Date.

(f) Seller shall operate and manage the Project in a first class manner, maintaining present services (including pest control), and shall maintain the Project in good repair and working order (including such replacements as may be required), shall keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Project in a first class manner, and shall perform when due all of Seller's obligations under the Leases, Contracts, Governmental Approvals and other agreements relating to the Project and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Project. Except as otherwise provided herein, Seller shall deliver the Project at Closing in substantially the same condition as it is on the date hereof, reasonable wear and tear excepted, and shall terminate the Contracts, effective as of the Closing Date, except those of the Contracts designated in writing by Purchaser prior to Closing. None of the Personal Property or fixtures shall be removed from the Project, unless replaced by personal property or fixtures of equal or greater utility and value.

(g) In the event that any Lease terminates prior to Closing, Seller shall consult with Purchaser as to the extent of enforcement of any requirements in the Lease with respect to the condition of the leased premises upon surrender of the leased premises. All debris shall be removed from any vacant space.

(h) Except for brokerage or leasing commissions for Leases entered into after the date hereof, Seller has paid or will pay in full, prior to Closing, all bills and invoices for labor, goods, material and services of any kind relating to the Project and utility charges, relating to the period prior to Closing. Except as provided elsewhere in this Contract, any

      Tenant Work and other work required to be performed under the Leases or other agreements affecting the Project have been or will by the Closing be completed and paid for in full. Any brokerage fee or similar commission which is or will become due and payable in connection with any Lease entered into prior to the date hereof has been or will be paid by Seller prior to Closing.

(i) All action required pursuant to this Contract which is necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Seller, and Seller shall furnish Purchaser with such documents or further assurances as Purchaser may reasonably require.

(j) Except as otherwise provided herein, after the date hereof and prior to Closing, no part of the Project, or any interest therein, will be alienated, liened, encumbered or otherwise transferred except as otherwise provided herein.

(k) From and after the date hereof through Closing, Seller agrees to furnish to Purchaser monthly, upon preparation thereof, updated rent rolls and operating statements for the Project.

   All covenants made in this Contract by Seller shall survive the Closing and shall not be merged into any deed or other instrument of conveyance delivered at Closing.

9. Conditions Precedent to Closing.

   The following shall be conditions precedent to Purchaser's obligation to close hereunder (the "Conditions Precedent"), which Conditions Precedent may be waived in writing by Purchaser in its sole discretion in whole or in part:

(a) The physical condition of the Project shall be substantially the same on the Closing Date as on the date hereof, reasonable wear and tear excepted, unless the alteration of said physical condition is the result of a Casualty (as defined herein).

(b) At Closing, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, which, if not bonded over to Purchaser's reasonable satisfaction prior to Closing, after Closing would in Purchaser's sole, reasonable discretion adversely affect the value of the Project, or the ability of Purchaser to operate the Project in the manner it is being operated on the date hereof.

(c) On the Closing Date, no proceedings shall be pending or threatened which could or would involve the change, redesignation, redefinition or other modification of the zoning classification of (or any building or environmental code requirements applicable to) the Project, or any portion thereof.

(d) As of the Closing Date, the warranties, representations and covenants of Seller hereunder shall be true and correct and Seller shall have performed all of its covenants and obligations hereunder.

(e) As of the Closing Date, the information set forth on the exhibits attached hereto is true and correct.

10. Prorations and Adjustments.

    The following shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

(a) Mortgage principal balance and accrued and unpaid interest (in the event Purchaser takes title to the Project subject to Seller's existing first mortgage as provided in this Contract), rents and other charges collected by Seller for the month of Closing (and succeeding months), security deposits, prepaid service contracts, maintenance and operating employees' wages, maintenance and operating employees' accrued rights, if any, under union contracts to paid vacations, general real estate taxes, special assessments, and other similar items shall be adjusted ratably as of the Closing. General real estate taxes shall be prorated on the basis of the last ascertainable tax bill, but shall be reprorated when the actual tax bills therefor issue. Seller shall be entitled to all tax refunds, if any, obtained on account of taxes paid for the years preceding the Closing, and a prorata portion of tax refunds for the year of Closing, less the amount, if any, of Seller's prorata share of such funds expended by Purchaser in obtaining such refunds. Purchaser shall receive credit for advance rents beyond the then current month and for security deposits under the Leases. None of the security deposits may be applied by Seller to delinquent rents. There shall be no proration credit to Seller for delinquent rents and other charges (the "Delinquent Rents"), except that rents that are not more than thirty (30) days delinquent that are due from tenants who are not more than thirty (30) days delinquent in the payment of rent shall be prorated, but settlement between the parties shall be made only when such amounts have actually been collected. After Closing, Seller shall not take any action against any tenant owing Delinquent Rents. For a period of thirty (30) days after Closing, Purchaser shall use reasonable efforts to collect Delinquent Rents but such undertaking shall not be deemed to obligate Purchaser to expend any funds or institute legal proceedings of any kind. Rents and other amounts received by Purchaser after Closing from a tenant owing Delinquent Rents shall be applied (i) first, to all of Purchaser's costs of collection incurred with respect to such tenant (including reasonable attorneys' fees), (ii) second, to rents due for the month in which such payment is received by Purchaser, (iii) third, to rents attributable to any period after Closing which are past due on the date of receipt, and (v) then to Delinquent Rents. Seller shall promptly remit to Purchaser and account for all sums received by Seller from tenants after Closing and Purchaser shall promptly remit to Seller and account for all sums received by Purchaser from tenants after closing which, pursuant to this subparagraph, are to be applied to Delinquent Rents or are otherwise to be paid to Seller. All percentage rents and additional rents, if any, payable under any of the Leases, shall be prorated as of the Closing based on respective periods of ownership during the lease year covered thereby, but reprorated and paid when and as received.

(b) In lieu of prorating electricity, gas, water and other public utilities due to the utility companies, Seller shall arrange for the rendition of final bills as of the Closing Date or as near as possible thereto by the respective utility companies, and Seller shall pay such bills as and when rendered. As to charges to tenants for such public utilities, Seller shall also arrange for the rendition of bills to tenants as of the Closing Date or as near as possible thereto, and Seller shall be entitled to remittances from Purchaser of such charges as and when collected from tenants in accordance with the provisions of subparagraph
      (a) above. In any event, all master meters and submeters shall be read within a period of three consecutive days.

(c) The Project shall be operated for the benefit of Seller until the Closing Date. After Closing, the Project shall be operated for the benefit of Purchaser. Solely for purposes of the prorations to be made hereunder the Closing shall be deemed to occur at 11:59 p.m. on the day prior to the Closing Date. All such prorations shall be made on the basis of the actual number of days elapsed as of the Closing Date. Bills received after Closing which relate to expenses incurred prior to Closing or services performed at the direction of Seller prior to Closing shall be paid by Seller.

11. Escrow.

    This transaction shall be closed through an escrow (the "Escrow") with the Title Insurer, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by the Title Insurer, with such special provisions inserted in the escrow agreement as may be required to conform with this Contract. Payment of the purchase price and delivery of the deed and other documents to be delivered hereunder shall be made through the Escrow. The cost of the Escrow shall be divided equally between Seller and Purchaser. Purchaser shall be solely responsible for the cost of any money lender's escrow required by its lender, if any, in connection with the Closing. The attorneys for Seller and Purchaser are authorized to execute the escrow agreement, any amendments thereto and all directions or communications thereunder. The escrow agreement shall be auxiliary to this Contract and the terms and provisions hereof shall be controlling as between the parties hereto. The escrow agreement shall be executed by the parties within fifteen (15) days from the date hereof and upon creation of the Escrow, the Earnest Money shall be immediately deposited therein. At Closing, the Earnest Money shall be returned to Purchaser.

12. Closing Documents.

    At the Closing, Seller shall do or perform the following:

(a) Execute, acknowledge and deliver to Purchaser a warranty deed or Trustee's Deed (if appropriate) sufficient to convey fee simple title to the Real Estate and Improvements to Purchaser or its nominee, subject only to the Permitted Exceptions, which shall be in form for recording.

(b) Execute, acknowledge and deliver to Purchaser an assignment and bill of sale, assigning, conveying and warranting to Purchaser title to the Personal Property and the Intangible Personal Property, free and clear of all liens and encumbrances other than the Permitted Exceptions.

(c) Execute, acknowledge and deliver to Purchaser two counterparts of an assignment in recordable form) by Seller of the Leases to Purchaser, together with an agreement by Seller to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Leases relating to the period prior to Closing, including without limitation, claims for the return of security deposits held with respect to the Leases and those leases of the Project which expired prior to Closing, to the extent that such security deposits are not credited to Purchaser at Closing. Said assignment shall be accompanied by the original or duplicate original of each such Lease, as the same may have been amended or modified.

(d) Execute, acknowledge and deliver to Purchaser letters to each of the tenants of the Project advising of the sale of the Project to Purchaser, notifying and directing payment of all rent and other sums due from tenants, from and after the Closing Date to be made to Purchaser or at its direction, in form prepared by Purchaser and approved by Seller, which approval shall not be unreasonably withheld.

(e) Deliver to Purchaser executed assignments by Seller of all of its rights and interests under all Contracts, which Purchaser elects to keep in effect, together with the original or duplicate original (or copies if no original is available) thereof.

(f) Deliver to Purchaser estoppel letters in form prepared or approved by Purchaser from each tenant under the Leases, certifying, among other things, that the applicable Lease is (i) unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease as so modified is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to such tenant's knowledge, any uncured defaults on the part of landlord thereunder, or specifying such defaults if any are claimed, (iii) setting forth the date of commencement of the lease term, the date of commencement of rent thereunder, the expiration of the lease term, and all renewal rights, and
      (iv) acknowledge that such tenant has no right to acquire any other interest in such space, including, but not limited to any fee interest, pursuant to such lease or otherwise. Further, Seller shall furnish to Purchaser photocopies of all checks received from tenants under Leases for their rent payments for the month of Closing or the most current rent payment period and landlord estoppel letters, if no tenant estoppel letters are obtained.

(g) Execute, acknowledge and deliver to Purchaser the affidavit or certificate relating to Seller's representations and warranties contemplated by Paragraph 7 above.

(h) Deliver to Purchaser copies of any building plans and specifications in Seller's possession.

(i) Deliver possession of the Project subject, however, to the rights of tenants under their respective Leases.

(j) Deliver to Purchaser all Governmental Approvals and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions), and the original of each bill for current real estate taxes, together with proof of payment thereof (if any of the same have been paid).

(k) Deliver keys to all locks located in the Project (and an accounting for keys in possession of others) subject, however, to the rights of tenants under their respective Leases.

(l)   Execute, acknowledge and deliver an Affidavit of Title.

(m) The Title Policy issued by the Title Insurer in the amount of the Purchase Price, with such endorsements and otherwise in accordance with the requirements of Paragraph 6(a) above, with all exceptions other than the Permitted Exceptions deleted (it being understood that Seller will induce the Title Insurer to insure over any "gap" period resulting from any delay in recording of documents or later dating the title insurance file).

(n) Execute and deliver in triplicate a closing statement conforming to the proration and other relevant provisions of this Contract (the "Closing Statement").

(o) Execute and deliver State, County and Municipal transfer declarations, if required. Seller shall pay the amount of any stamp tax imposed by state and/or county law on the transfer of title and Purchaser shall pay the amount of any stamp tax imposed by the Village of Oak Brook.

(p)   Execute and deliver ALTA Statements.

(q) Execute and deliver such other documents or instruments as in the reasonable opinion of counsel for Purchaser or the Title Insurer may be necessary or desirable to effectuate the Closing.

(r) File in a timely manner a Notice of Sale/Purchase of Business Assets (and furnish a copy to Purchaser) on Form 542-A of the Illinois Department of Revenue (Bulk Sales Unit) pursuant to Section 902(d) of the Illinois Income Tax Act and Section 444(j) of the Retailers' Occupation Tax Act (or such successor forms or statutes as may then be in effect) in order to obtain an appropriate release or stop order to protect Purchaser against any potential personal liability for income tax or sales tax liabilities of Seller arising out of the sale of the Project.

(s) Execute and deliver such documents as are necessary or appropriate to allow Purchaser to comply with Section 1445 of the Internal Revenue Code (or such successor statute as may then be in effect) regarding tax withholding on the sale of U.S. real property by a foreign person or execute and deliver such certificates or affidavits as are appropriate regarding exemption from such requirements.

(t) Execute and deliver such other instruments and documents specifically required to be delivered by Seller under the terms of this Contract whether or not expressly enumerated in this Paragraph 12 as well as such other documents or instruments as in the reasonable opinion of counsel for Purchaser and counsel for Seller or the Title Insurer may be necessary or desirable to effectuate the Closing.

    All of the documents and instruments to be delivered by Seller hereunder shall be in form and substance reasonably satisfactory to counsel for Purchaser and counsel for Seller.

    At or prior to the Closing, Purchaser shall do or perform the following:

(aa)  Pay the Purchase Price as required hereunder.

(bb)  Execute and deliver counterparts of the Closing Statement.

(cc)  Execute and deliver ALTA Statements.

(dd) Execute and deliver assumptions of the aforementioned assignments of Leases and Contracts. Anything in this Contract to the contrary notwithstanding, as to all Leases and Contracts to be assigned to Purchaser under this Contract, Purchaser shall assume the performance of all obligations accruing from and after the Closing except as otherwise provided hereunder, and shall indemnify and save Seller harmless from and against any claims, liabilities and expenses in connection therewith; provided that Seller shall remain liable for the performance of all obligations accrued prior to the Closing or otherwise to be performed by Seller hereunder, and shall indemnify and save Purchaser harmless in connection with any claims, liabilities and expenses in connection therewith.

(ee) Execute and deliver such other documents or instruments as in the reasonable opinion of counsel for Seller and counsel for Purchaser or the Title Insurer may be necessary or desirable to effectuate the Closing.

    All of the documents and instruments to be delivered by Purchaser shall be in form and substance reasonably satisfactory to counsel for Seller and counsel for Purchaser.

13. Eminent Domain.

    In the event that, prior to Closing, any eminent domain proceeding affecting the Project is commenced or threatened by a governmental body having the power of eminent domain, Seller shall immediately give Purchaser written notice thereof. If the proceeding affects or will affect portions of the Project, the loss of which would not adversely affect the use thereof or result in a diminution of value of the Project of more than $50,000.00, then the Closing shall take place as provided in this Contract and at Closing Seller shall assign to Purchaser all right, title and interest with respect to such proceeding and awards, damages or other compensation arising from such proceeding. If the proceeding affects or will affect portions of the Project, the loss of which would adversely affect the use thereof or result in a diminution of value of the Project of more than $50,000,00 then Purchaser may elect by written notice to Seller to (i) terminate this Contract in its entirety, by written notice to Seller, in which event the Earnest Money shall be returned immediately to Purchaser and neither party will have any further liability to the other hereunder or (ii) proceed to close the purchase of the Project, in which event Seller shall assign to Purchaser at Closing all of Seller's right, title and interest with respect to such proceeding. Unless or until this Contract is terminated in its entirety pursuant to this Paragraph 13 or otherwise, Seller shall take no action with respect to any pending or threatened eminent domain proceeding without the prior written consent of Purchaser.

14. Insurance, Risk of Loss.

    At all times prior to Closing, Seller shall maintain the existing casualty and liability insurance on the Project in full force and effect. Prior to the Closing Date, and not withstanding the pendency of this Contract, the entire risk of loss or damage to the Project by fire or other casualty is borne and assumed by Seller, except as otherwise provided in this Paragraph
    14. If all or a portion of the Project is destroyed or damaged by one or more fires, windstorms, hurricanes, hailstorms, floods, explosions, earthquakes, sinkholes or other casualties (collectively, the "Casualties") prior to Closing, Seller shall give Purchaser prompt notice thereof. In the event one or more Casualties shall occur prior to Closing, then the following provisions shall apply:

(a) If the reasonably estimated cost of restoration of the Project is less than $100,000.00, Seller shall use its best efforts to restore, prior to Closing, the Project to its previous condition. If Seller is unable to complete said restoration prior to Closing, Purchaser shall be entitled to elect by written notice to Seller prior to Closing either (i) to receive a proration credit against the cash due at Closing for the cost of restoration to be incurred by Purchaser (notwithstanding anything to the contrary in Paragraph 10 above), or (ii) to accept an assignment from Seller to Purchaser of all of Seller's rights with respect to all insurance proceeds receivable in respect of such Casualties and to receive a proration credit against the cash due at Closing equal to all deductibles therefrom (notwithstanding anything to the contrary in Paragraph 10 above). In the event Purchaser elects the option set forth in clause (i) of the preceding sentence, Seller shall be entitled to retain all insurance proceeds with respect to such Casualties.

(b) If the reasonably estimated cost of restoration of the Project is $100,000.00 or more, Seller shall promptly take such action as is required to secure the damaged portion of the Project and protect it from further damage and promptly file all appropriate claims under its insurance policies and in good faith negotiate the highest possible settlement amount from the insurers. Purchaser shall have the right to participate in the adjustment of the claim. Seller shall notify Purchaser promptly in writing of the settlement amount which Seller proposes to accept. At any time prior to fifteen (15) days following receipt of such notice, Purchaser may elect in a written notice to Seller (it being understood that Purchaser may make the following election prior to the receipt of Seller's notice) either:

              (i) to proceed with the Closing, in which event, the insurance proceeds shall be assigned to Purchaser at Closing (with any proceeds paid to Seller prior to Closing to be credited to Purchaser) and Purchaser shall receive a proration credit against the cash due at Closing equal to all deductibles therefrom (notwithstanding anything to the contrary in Paragraph 10 above); or

             (ii) to terminate this Contract by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability to the other hereunder.

    The date set for Closing shall be extended, if necessary, to accommodate the notice periods provided for in this Paragraph 14. All restoration work performed pursuant to this Paragraph 14 shall be performed using first class materials and highest quality workmanship. Purchaser shall have the right to inspect the work performed by or at the direction of Seller. If the Project has not been fully restored by the time the Closing occurs, Purchaser shall receive a proration credit at Closing (notwithstanding anything to the contrary in Paragraph 10 above) for all rents abated by reason of said casualty and which otherwise would have been due with respect to the period between the Closing Date and the estimated date of completion of the work.

15. Broker's Commission.

    If the sale is consummated and the Purchase Price paid to Seller, Seller agrees to pay a real estate sales commission of four (4%) percent of the Purchase Price as follows: two (2%) percent to Irvine Associates Inc. and two (2%) percent to LaSalle Mortgage and Realty Company, Inc. (the "Brokers"), the only real estate brokers involved in this transaction. Each of the parties represents and warrants to the other that it has not incurred and will not incur any other liability for brokerage fees or commissions in connection with this Contract. It is agreed that if any claims for brokerage fees or commissions are ever made against Seller or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party (the "Committing Party") whose actions or alleged commitments form the basis of such claim. The Committing Party further agrees to indemnify and hold the other harmless from and against any and all such claims or demands with respect to any brokerage fees or commissions or other compensation asserted by any person, firm, or corporation other than the Brokers, in connection with this Contract or the transaction contemplated hereby.

16. Survival.

    The terms, provisions, representations, warranties and covenants made herein shall be continuing and shall survive for a period of one year from the date of Closing and shall not merge into the Closing or the delivery of deeds and other instruments of conveyance; provided, however, that the obligation of either party contained in Paragraphs 7(c), 8(h) and 15 of this Contract to indemnify, defend and save harmless the other party from liabilities arising from events occurring or alleged to have occurred prior to Closing shall not be subject to the one-year limitation set forth herein.

17. Default.

(a) In addition to the specific rights of Purchaser to terminate this Contract as provided in Paragraph 6(d) hereof and other rights incidental thereto, if any of Seller's representations and warranties contained herein shall not be true and correct, or if Seller failed to perform in any material respect any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein

      (including Seller's obligation to close), Purchaser may elect to (i) terminate Purchaser's obligations under this Contract by written notice to Seller, in which event the Earnest Money shall be returned immediately to Purchaser, or (ii) close, in which event Purchaser may file an action for specific performance of this Contract to compel Seller to close the transactions contemplated by this Contract and/or cure such default, in whole or in part, in which event Purchaser shall be entitled to deduct from the Purchase Price the cost of such action and/or the actual or reasonably anticipated cost to cure such defects as well as any and all reasonable expenses incurred by Purchaser in connection therewith including attorneys' fees, provided such deduction does not exceed $100,000.00; or (iii) refuse to close by written notice to Seller, in which event the Earnest Money shall be returned immediately to Purchaser, and Purchaser shall be entitled to pursue all available rights and remedies at law or equity against Seller, provided, however, that Seller's liability to Purchaser for damages at law shall not exceed $100,000.00. The remedies of Purchaser set forth in this Paragraph 17(a) shall be in addition to remedies otherwise applicable or provided in this Contract, it being understood that Purchaser's rights and remedies under this Contract shall be non-exclusive and cumulative and that the exercise of one remedy or form of relief available to Purchaser hereunder shall not be exclusive or constitute a waiver of any other, except that Seller's total liability for damages shall not exceed $100,000.00. No act, event, or state of facts, whether constituting a default or event of default under the GIS Lease or not shall be available to Seller as a defense to any remedy sought by Purchaser pursuant to this Section 17.

(b) In the event Purchaser defaults in its obligation to close the purchase of the Project for any reason, the Earnest Money shall be delivered to Seller, the amount thereof being liquidated damages, it being understood that Seller's actual damages in the event of such default are not capable of precise determination and that the forfeiture of the Earnest Money shall be Seller's sole and exclusive remedy for Purchaser's default.

(c) Anything contained herein to the contrary notwithstanding, if any party hereto fails to perform any obligation hereunder, or violates the terms of this Contract, such party shall be entitled to receive notice of such default and shall be entitled to five (5) days from the date of such notice in which to cure such default specified. The Closing Date shall be extended accordingly.

18. Existing First Mortgage.

    In the event that the existing first mortgage encumbering the Project (the "Mortgage") cannot, by its terms, be prepaid by Seller at Closing, Purchaser hereby agrees to take title to the Project subject to the lien of the Mortgage; provided, however, that (i) Purchaser shall not assume any liability under the Mortgage or the note (the "Note") secured by the Mortgage; (ii) any penalties, premiums, fees or charges imposed with respect to the conveyance of the Project to Purchaser subject to the lien of the Mortgage shall be paid by Seller; and (iii) any consent required with respect to the conveyance of the Project to Purchaser subject to the lien of the Mortgage shall be obtained by Seller. Seller shall provide Purchaser with a true and complete copy of the Note at least ten (10) days prior to Closing and Seller shall certify to Purchaser in writing as to the truth and accuracy of such copy of the Note. In the event that this Paragraph 18 is in effect, it shall be a Condition Precedent to Purchaser's obligation to close hereunder, which Condition Precedent may be waived in writing by Purchaser in its sole discretion in whole or in part, that Seller shall deliver to Purchaser at Closing, in addition to the other documents to be delivered to Purchaser hereunder an estoppel letter or statement from the holder of the Note (a) stating the unpaid principal balance of the Note; (b) stating the date through which interest has been paid; (c) stating the existence and amount of any escrows and reserve accounts; (d) stating that no uncured default exists under the terms of the Note and Mortgage; (e) consenting to the conveyance of the Project to Purchaser subject to the lien of the Mortgage; and (f) agreeing to accept payments due under the Note from Purchaser and to give notice of any defaults under the Note or Mortgage (or any related documents) to Purchaser.

19. Notices.

    All notices required or desired to be given hereunder shall be in writing and shall be delivered personally, by a nationally recognized air courier or by certified or registered mail and, shall be deemed given when personally delivered, the day following delivery to a nationally recognized air courier, or if mailed, two (2) days after deposit, postage prepaid, in the United States Post Office facilities, addressed as follows:


(a)   If to Purchaser:   --------------------------
                         --------------------------
                         --------------------------
                         --------------------------

      With a copy to:    --------------------------
                         --------------------------
                         --------------------------
                         --------------------------

      and                Sachnoff Weaver & Rubenstein, Ltd.
                         30 South Wacker Drive, 29th Floor
                         Chicago, Illinois 60606
                         Attn: William N. Weaver, Jr., Esq.

(b)   If to Seller:      --------------------------
                         --------------------------
                         --------------------------
                         --------------------------

      and                --------------------------
                         --------------------------
                         --------------------------
                         --------------------------


      With a copy to:    Katz, Randall & Weinberg
                         200 North LaSalle Street
                         Suite 2300
                         Chicago, Illinois 60601
                         Attn: Bernard Katz, Esq.


or to such other address as either party may from time to time designate by written notice to the other party.

20. Successors and Assigns.

    The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Project or of this Contract shall be made by Seller during the term of this Contract. Purchaser may assign all or any of its right, title and interest under this Contract. In the event of such an assignment by Purchaser, the assignee shall be deemed to be the Purchaser hereunder for all purposes hereof and have all rights of Purchaser hereunder and the assignor shall be released from all liability hereunder, but such assignment shall not affect the remedy of Seller under Paragraph 17(b).

21. Miscellaneous.

(a) This Contract constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, representations and statements are merged into this Contract. Neither this Contract nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

(b) The obligations of Purchaser to make the payments to close the transaction described herein are subject to the express conditions precedent set forth in this Contract (the "Conditions Precedent"), each of which is for the sole benefit of Purchaser and may be waived at any time by written notice thereof from Purchaser to Seller. The waiver of any particular Condition Precedent shall not constitute the waiver of any other.

(c) Relative to each representation and warranty made by Seller in this Contract, Seller shall make reasonable inquiries as to the accuracy thereof to its employees, managers, agents and other appropriate parties and the actual on constructive knowledge of such parties will be imputed to Seller.

(d) This Contract shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by the attorney for one of the parties. The headings of various paragraphs in this Contract are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

(e) This Contract shall be governed by and construed in accordance with the laws of the State of Illinois.

(f) At all reasonable times from and after the date hereof to Closing, Purchaser shall, upon reasonable notice to Seller, be entitled to enter upon the Real Estate and Improvements; provided, however, that Purchaser shall not unreasonably interfere with other tenants' use of their demised premises.

IN WITNESS WHEREOF, the parties have executed this Contract as of the day and year first above written.

PURCHASER:                                    SELLER:
        /s/ Signature                              /s/ Signature
-----------------------------------           ------------------------------
By:                                           By:
    -------------------------------               --------------------------
   Its:                                          Its:
        ---------------------------                   ----------------------
Executed on                , 19               Executed on           , 19
            -------------       ---                       ----------     ---

                                   EXHIBIT "A"
                               Legal Description

                                   EXHIBIT "B"
                              Permitted Exceptions

                                   EXHIBIT "C"
                       Brokerage or Leasing Commissions,
                      Management Fees, Other Compensation

                                  EXHIBIT "D"
                                  Tenant Work

                                  EXHIBIT "E"
                               Insurance Notices

                                  EXHIBIT "F"
                                   Contracts

                                  EXHIBIT "G"
                              Condemnation Notices

                                  EXHIBIT "H"
                                    Defects

                                  EXHIBIT "I"
                               Legal Proceedings

                                  EXHIBIT "J"
                              Hazardous Materials

                              ADDENDUM EXHIBIT A-C

                                                     UNIT
   DESCRIPTION                  QUANTITY    UNIT     PRICE      EXT     TOTAL
   -----------                  --------    ----     -----      ---     -----

Demolition
  Partitions                      360         LF         10     3,600
  Ceiling Remove tile           4,051         SF        .25     1,013
  Carpet                        4,051         SF        .40     1,620
  Electric                                                        750   6,983

Partitions
  INT STD                          89         LF      21.50     1,914
  Corridor Patch                   12         LF         46       552   2,466

Ceiling 2X2 Regress             4,051         SF       1.45             5,874

Doors (To Match Existing)
  INT STD Reuse                     5         ED        225     1,125
  Closet Bipass                     1         UNIT      450       450
  Folding - Closet                  1         UNIT      650       650   2,225

Millwork
  Pantry Labs and Counter           -         LF        185
  Has Shelf and Pole                8         LF         18       144     144

Glazing (Set in Wood Frame)         -         LF        175

Vinyl Base
  Wall Existing
  Remove & Replace                452         LF       1.50       588
  New Part                        178         LF       1.05       187     775

Decorating
  Walls                         5,670         SF        .30     1,701
  Doors                            16         FA         45       720   2,421

Carpeting                         473         SYD     12.00             5,676

                              ADDENDUM EXHIBIT A-C

                                                           UNIT
  DESCRIPTION                   QUANTITY          UNIT    PRICE      EXT        TOTAL
  -----------                   --------          ----    -----      ---        -----
HVAC
  Thermostats                       2              C       200        400
  Balance Space                     2 Mandays                         560         960

Plumbing
  Sink, faucet, HT/WTR/HTR
  Tie In'c to Washroom
  Includes O.T.

Sprinklers
  Relocation (Allowance)           10              ES       90                    900

Electric
  Relocate Panel                    1              EA      950        950
  Duplex Outlets                    8              EA       67        536
  Telephone Outlets                 4              EA       90        360

  Wire Plug Mold                   24              LF       25        600
  Sep. Circuit Copier               1              EA      184        184
  Hook Up HT/WTR/HTR                1              EA      350        350

  2X2 Parabolic Lens               73              EA      165     12,045
  2X2 Para Em                       2              EA      185        370
  Signal Pole Switches              7              EA       57        379
  Exit Signs Relocate               2              EA       50        150
  Life Safety Speaker               1              EA      277        277
                                                                               16,221
                                                                               44,645

En Cond and Suprv                                                               3,572
Overhead and Profit                                                             3,375
Permit                                                                            400

Budget Estimate Cost                                                           51,992

Cost for Full Height Doors (Add for Each Opening)                               1,005

Alternate Budget Cost for Low Height (Part in Drywall)

L.H. Part                         302              LF    17.50      5,285
Vibage                            604              LF     1.05        634
Decor                           3,624              LF      .30      1,087
Carpet                          Add'l Labor                           750
Electric                                                            4,092
Fees


                    REAFFIRMATION AND EXTENSION OF GUARANTEE

    In order to induce Landlord to enter into the foregoing Lease Amendment Agreement ("Agreements), CCC Information Services, Inc. (the "Guarantor") hereby directly, absolutely, continually and unconditionally guarantees to Landlord and Landlord's successors and assigns a reaffirmation and extension of its guarantee of the Lease (a copy of which is attached hereto as Exhibit A), to include the full and punctual payment of rent due under the Agreement and the full, complete and timely performance of all of Tenant's obligations under the Lease and the Agreement.

    In witness whereof, the undersigned, who represents that he is authorized and empowered to execute this reaffirmation and extension of guarantee, does so on this 20th day of August, 1990.

Guarantor:

CCC INFORMATION SERVICES, INC.

By:/s/_______________________
Its:  _______________________

Attested by: /s/_____________
Its:  _______________________

                                   GUARANTEE

         In order to induce Landlord to enter into the foregoing Lease, CCC Information Services, Inc. (the "Guarantor"), hereby directly, absolutely, and unconditionally guarantees to Landlord and Landlord's successors and assigns the full and punctual payment of Rent due under the Lease and the full, complete and timely performance of all of Tenant's obligations under the Lease.

          Any act of the Landlord or its agents, or the successors or assigns of the Landlord, or their agents consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, or to the release of any collateral providing security for the full performance of Tenant's obligations may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

          The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in the Lease contained on the Tenant's part to be performed or observed, nor by any modification of the Lease, but in case of any such modification the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

         The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors', receivership, bankruptcy, or other proceedings; (b) the impairment, limitation, or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings;
(d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; (f) the cessation from any cause whatsoever of the liability of the Tenant other than a termination of Lease (resulting from a judgment by a court of competent jurisdiction) due to Landlord's default; or
(g) the impairment or release of any collateral securing the full performance of Tenant's obligation.

        Guarantor's liability herein is direct, absolute, continual, and unconditional and is joint and several and independent of the obligations of Tenant, and a separate action) or actions may be brought and the obligation of the Guarantor may be immediately enforced without necessity of any action Landlord's against Tenant or collateral and prosecuted against Guarantor; whether or not action or actions are brought against Tenant or whether or not Tenant is joined in any such action or actions or whether or not Landlord has resorted to any collateral, and Guarantor waive benefit of any enforcement thereof.

                                        GUARANTOR:
                                        CCC Information Services;, Inc.
                                        By _____________________________

                                        Its ____________________________

                                        Attested by ____________________

                                        Its ____________________________

             EXHIBIT A FOR THE REAFFIRMATION OF GUARANTEE AGREEMENT

                           LEASE AMENDMENT AGREEMENT

     THIS LEASE AMENDMENT AGREEMENT ("Agreement") is made in Oak Brook, Illinois, as of this 1st day of August, 1990, by and between The Aetna Casualty and Surety Company, a Connecticut corporation ("Landlord"), and GIS Information Systems, Inc., an Illinois corporation ("Tenant").

     WHEREAS, Tenant is currently the lessee under a lease dated as of June 10, 1987 ("Lease"), between Tenant, as lessee, and LaSalle National Bank, not personally, but as trustee U/T/A #107194 and 815 Commerce Drive REIP, an Illinois limited partnership, a beneficiary of said trust, as landlord (collectively the "Former Landlord") for certain commercial space located at 815 Commerce Drive, Oak Brook, Illinois (the "Property"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, Tenant formerly leased certain additional space totalling approximately 2,775 square feet and commonly known as Suite 106 ("Suite 106") at the Property, pursuant to a lease dated November 3, 1989 (a copy of which is attached as Exhibit B) which is now expired and which Tenant continues to lease on a month-to-month basis;

     WHEREAS, Tenant wishes to lease Suite 106 for an additional term and, in addition, wishes to lease approximately 5200 additional square feet of space at the Property;

     WHEREAS, Landlord is the new owner of the Property and has succeeded to the Former Landlord's rights under the Lease;

     WHEREAS, Landlord and Tenant each agree to waive any rights relating to any non-compliance by the other with the terms of the Lease as of the date of this Agreement;

     WHEREAS, Landlord and Tenant wish to amend the Lease;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Incorporation of Recitals. The foregoing recitals are hereby incorporated into this Agreement.

     2. Additional Rental Space. Landlord hereby leases to Tenant for a term beginning on August 1, 1990 and continuing to and including August 31, 2002, the following space:

        a.  Suite 106 as further described in Exhibit B attached hereto; and

        b. Approximately 5,200 square feet of space, the exact square footage and location of which are set forth in Exhibit C attached hereto.

Collectively, a and b above shall be referred to herein as the "Additional Rental Space."

     3. Rent and Additional Rent. Subject to the exceptions stated in paragraphs 5 and 6 below, Tenant shall pay base rent ("Rent") and its pro rata share of additional rent as that term is defined in the Lease ("Additional Rent"): for the Additional Rental Space. Rent shall be as set forth in the
Schedule in Exhibit D attached hereto. The Tenant's pro rata share (or percentage) of Additional Rent shall be equal to the square footage of the Additional Rental Space, as determined after final measurement, divided by 63,156, the total rental area of the Property. (For example, if the Additional Rental Space is determined to be 8,000 square feet, the Tenant's pro rata share of Additional Rent for the Additional Rental Space shall be 8,000 divided by 63,196.)

     4. Tenant Improvements. Landlord shall build out tenant improvements ("Tenant Improvements") for the Additional Rental Space in accordance with the plans and specifications set forth in Exhibit E. Landlord shall pay (or reimburse Tenant) for the actual cost of the Tenant Improvements up to $16.00 per square foot. If the Tenant Improvements cost less than $16.00 per square foot, the Tenant shall be entitled to have the difference credited against its Rent.

     5. Rent: During Construction. From the date of this Agreement up to the time when the Tenant Improvements are substantially completed, the Tenant shall pay no Rent, no Additional Rent, and no other rent of any kind for that portion of the Additional Rental Space described in paragraph 2(b) hereof. However, during that same period, the Tenant shall pay the Landlord rent for Suite
106 at the same rate as formerly provided for in Exhibit B.

     6. Rental Abatement After Construction. Tenant shall be entitled to an abatement of Rent for the entire Additional Rental Space during the first fifteen months after the Tenant Improvements are substantially completed. During this fifteen month period, Tenant shall be obligated to pay only Additional Rent for the Additional Rental Space.

     7. Amendment to Lease. The following paragraphs of the Lease (which are located in that portion of the Lease entitled "Addendum to Lease") are hereby deleted and of no further legal force or effect: Sections A-11, A-12, A-13, A-14, A-15 and A-16.

     8.  Tenant's Right to Lease Extra Space.

         (a) Tenant shall have the right at any time and upon thirty (30) days' written notice to Landlord to lease approximately 3,000 square feet of additional space located immediately west of the former Madison Pizza space on the first floor of the Property (as more specifically described in Exhibit F attached hereto) (the "Extra Space"), provided such Extra Space is not then under lease to another person.

         (b) Landlord shall not lease the Extra Space or any part thereof to any person other than Tenant without first giving Tenant thirty days' written notice of Landlord's intention to do so and the opportunity to lease the Extra Space itself. At any time during the thirty days after its receipt of such notice, Tenant may exercise its right to lease the Extra Space by notifying Landlord in writing of its intention to do so.

         (c) If Tenant advises Landlord that it does not wish to lease the Extra Space or fails to advise Landlord of its intention to lease the Extra Space within the thirty-day period, the Landlord may lease the Extra Space to the person identified in the Landlord's notice (or to an entity related to such person). However, if for any reason the Landlord does not enter into a lease with such person (or an entity related to such person) within one hundred eighty (180) days of the date of the Landlord's notice, the proposed lease and the Landlord's notice shall be deemed a nullity and the Landlord shall comply with subparagraph (b) of this paragraph 8 before leasing the Extra Space to any person.

         (d) If Tenant exercises its right to lease the Extra Space, then Landlord and Tenant, as soon as is practicable thereafter, shall enter into a lease agreement for the Extra Space. The terms and conditions of such lease agreement ("Extra Space Lease Agreement") shall be as follows:

         Effective Date: As soon as practicable with an allowance of up to 60 days for

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
         construction work and/or tenant improvements to be substantially completed and the space ready for occupancy.

         Initial Team: From commencement date until August 31, 2002.

         Rent: To begin upon occupancy or upon the substantial completion of tenant improvements, whichever is sooner. To be the same (per square foot) as the Rent payable on the Additional Rental Space determined as of the effective date of the Extra Space Lease Agreement and with the same increases thereafter, all in accordance with Exhibit D hereto.

         Additional Rent: Tenant shall pay its pro rata share of Additional Rent for the Extra Space.

         Rental Abatement: Tenant shall be entitled to an abatement of Rent which, in total, shall equal 1 1/4 months for each full year of the term of the Extra Space Lease Agreement (measured from the commencement date thereof to August 31, 2002). The abatement shall begin upon occupancy or upon the substantial completion of tenant improvements, whichever is sooner.

         Build-Out Allowance: To be determined in accordance with Section A-17 of the Lease.

         Other Terms: Except to the extent it is inconsistent with the terms stated above, the Lease shall govern the Landlord's and Tenant's rights and obligations with respect to the Extra Space.

         (e) So long as Tenant is not in default under the Lease as amended herein (or said default is not in the process of being cured within any applicable cure periods), the Tenant's right to lease the Extra Space shall be a continuing right; i.e., if the Extra Space is leased to a person other than Tenant, Tenant shall once again have the right to lease the Extra Space on the terms stated in this paragraph 7 upon the termination or expiration of such other person's lease.

     9. Tenant's Right of First Refusal on the Sale of the Property. Tenant's right of first refusal upon sale of the property as set forth in Section A-27 of the Lease is hereby amended to read as follows:

     In addition to the option granted to Tenant in Section A-7 hereof, Tenant has the following rights:

     In the event that Landlord negotiates and accepts a signed letter of intent to purchase the Property from an unrelated party or receives an offer to purchase the Property which Landlord wishes to accept, Landlord shall notify Tenant of such facts in writing and shall include in such notice a description of the relevant terms of the proposed transaction, including price and financing, as well as a copy of any and all documents constituting the letter of intent or offer. Tenant has 30 days from receipt of such notice to exercise this right of first refusal to purchase the Property on the same terms and conditions as set forth in the notice, by so advising the Landlord in writing. If Landlord and the same proposed purchaser (which includes any assignee of or entity related to purchaser) change the conditions of the offer for purchase or sale by reducing the sales price greater than 5%, or if the purchase money financing offered by seller is increased by more than 5%, or if the percentage of interest seller is to charge on such financing is adjusted by more than 1% (100 basis points) downward, Landlord shall give a new written notice to Tenant with the changed terms and Tenant has 15 calendar days to respond in writing. No other changes in the terms of the purchase or sale shall require Landlord to give additional notice to Tenant. In each case, if Tenant fails to respond by the required reply date, Tenant shall be deemed as to have waived this right of first refusal. If the purchaser (or a related entity) identified in any relevant notice from Landlord does not actually close on the Property within one year after the date of the Landlord's notice to Tenant, the Landlord's notice and the proposed transaction shall be deemed null and void and Landlord again shall comply with the terms of this paragraph before selling the Property to any person.

     The new terms of this Amended Section A-27 shall pertain to the pending sales transaction pursuant to a Letter of Intent dated June 20, 1990 from Landlord to Thomas J. McCracken.

     10. Lease Remains in Effect. The Lease (including the Addendum thereof), as expressly modified herein, shall remain in full force and effect. In addition, except to the extent that its terms are inconsistent with the terms of this Agreement, the Lease shall govern the rights and obligations of the Landlord and Tenant with respect to the Additional Rental Space. In particular and without limiting the generality of the foregoing, Sections A-6, A-21, and A-22 shall apply to this Agreement.

     11. Hazardous Waste. Tenant agrees not to store or dispose of any toxic or hazardous materials on the Premises and Additional Space at anytime without the prior written consent of Landlord.

     12. Notice. Any notice sent under the Lease or this Agreement shall be sent by certified or registered mail and shall be addressed as follows:

     If to Landlord:  The Aetna Casualty and Surety Company
                      c/o Equity Management Unit
                      Aetna Realty Investors
                      242 Trumbull Street
                      Hartford, CT 06156

     If to Tenant:    GIS Information Systems, Inc
                      815 Commerce Drive
                      Oak Brook, Illinois 60521
                      Attn: Mr. Frank Burns
                            President

     with a copy to:  Mitchell L. Marinello
                      Novack and Macey
                      Suite 1500
                      303 West Madison
                      Chicago, Illinois 60606

or to such other persons or such other addresses designated by Landlord or Tenant in writing.

     13. Cross-Default Provision. A default by Landlord or Tenant in any of the terms and conditions of the Lease (as modified by the provisions herein) shall constitute a default by such party under this Agreement and vice versa.

     14. Assignment. All rights and obligations of Landlord and Tenant hereunder shall inure to the benefit of their respective successors and assigns.

     15. Applicable Law. This Agreement shall be interpreted and governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties, who represent that they are authorized and empowered to do so, have executed this Agreement as of the date first above written.

ATTEST                            THE AETNA CASUALTY AND SURETY
                                  COMPANY ("LANDLORD")

                                  BY: /s/ Signature
                                      ------------------------
                                  PRINTED NAME
                                               ---------------
                                  ITS
                                      ------------------------

ATTEST                            GIS INFORMATIONS
                                    SYSTEMS, INC ("TENANT")

                                  BY:  /s/ Signature
                                     -------------------------
                                  PRINTED NAME:
                                                --------------
                                  ITS
                                      ------------------------

                                  GUARANTOR

                                  CGC Information Services, Inc .

                                  By __________________________

                                  Its _________________________

                                  Attested by _________________

                                  Its _________________________

Draft: October 2, 1996 Freeborn & Peters, Chicago

                                   EXHIBIT B

                     Drawing of Subleased Premises

                                   (GRAPHIC)